                                                                    EXHIBIT 10.6
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                            LENNOX INTERNATIONAL INC.


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                       REVOLVING CREDIT FACILITY AGREEMENT



                            Dated as of July 13, 1998



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                     CHASE BANK TEXAS, NATIONAL ASSOCIATION,
                             as Administrative Agent


                                       and


                              WACHOVIA BANK, N.A.,
                             as Documentation Agent


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                                TABLE OF CONTENTS

ARTICLE I.   DEFINITIONS..........................................................................................1
         SECTION 1.01.  Defined Terms.............................................................................1
         SECTION 1.02.  Terms Generally..........................................................................12

ARTICLE II.  THE CREDITS.........................................................................................13
         SECTION 2.01.  Commitments..............................................................................13
         SECTION 2.02.  Loans....................................................................................13
         SECTION 2.03.  Offered Rate Procedure and Loan Terms....................................................15
         SECTION 2.04.  Standby Borrowing Procedure..............................................................16
         SECTION 2.05.  Fees.....................................................................................16
         SECTION 2.06.  Repayment of Loans; Evidence of Indebtedness.............................................17
         SECTION 2.07.  Interest on Loans; Margin and Fees.......................................................17
         SECTION 2.08.  Default Interest.........................................................................19
         SECTION 2.09.  Alternate Rate of Interest...............................................................19
         SECTION 2.10.  Termination and Reduction of Commitments.................................................20
         SECTION 2.11.  Prepayment...............................................................................20
         SECTION 2.12.  Reserve Requirements; Change in Circumstances............................................22
         SECTION 2.13.  Change in Legality.......................................................................23
         SECTION 2.14.  Pro Rata Treatment.......................................................................24
         SECTION 2.15. Sharing of Setoffs........................................................................24
         SECTION 2.16. Payments..................................................................................25
         SECTION 2.17. Taxes.....................................................................................25
         SECTION 2.18.  Assignment of Commitments Under Certain Circumstances....................................28
         SECTION 2.19.  Payments by Agent to the Lenders.........................................................28

ARTICLE III.  REPRESENTATIONS AND WARRANTIES.....................................................................29
         SECTION 3.01. Organization; Powers......................................................................29
         SECTION 3.02. Authorization.............................................................................29
         SECTION 3.03.  Enforceability...........................................................................29
         SECTION 3.04.  Governmental Approvals...................................................................29
         SECTION 3.05.  Organization and Ownership of Shares of Subsidiaries.....................................29
         SECTION 3.06.  Financial Statements.....................................................................30
         SECTION 3.07.  Litigation; Observance of Statutes and Orders............................................30
         SECTION 3.08.  Taxes....................................................................................31
         SECTION 3.09.  Title to Property; Leases................................................................31
         SECTION 3.10.  Licenses, Permits, etc...................................................................31
         SECTION 3.11.  Compliance with ERISA....................................................................31
         SECTION 3.12.  Use of Proceeds; Margin Regulation.......................................................32
         SECTION 3.13.  Existing Indebtedness....................................................................32
         SECTION 3.14.  Foreign Assets Control Regulations, etc..................................................33
         SECTION 3.15.  Status under Certain Statutes............................................................33
         SECTION 3.16.  No Material Misstatements................................................................33
         SECTION 3.17.  Year 2000 Matters........................................................................33

ARTICLE IV.  CONDITIONS OF LENDING...............................................................................33
         SECTION 4.01.  All Borrowings...........................................................................33
         SECTION 4.02.  Effective Date...........................................................................34

ARTICLE V. AFFIRMATIVE AND NEGATIVE  COVENANTS...................................................................35
         SECTION 5.01.  Compliance with Law......................................................................35
         SECTION 5.02.  Insurance................................................................................35
         SECTION 5.03.  Maintenance of Properties................................................................35
         SECTION 5.04.  Payment of Taxes.........................................................................35
         SECTION 5.05.  Corporate Existence, etc.................................................................36
         SECTION 5.06.  Most Favored Lender Status...............................................................36
         SECTION 5.07.  Covenant to Secure Loans Equally.........................................................37
         SECTION 5.08.  Environmental Matters....................................................................37
         SECTION 5.09.  Transactions with Affiliates.............................................................37
         SECTION 5.10.  Merger, Consolidation, etc...............................................................38
         SECTION 5.11.  Sale of Assets, etc......................................................................38
         SECTION 5.12.  Incurrence of Indebtedness...............................................................39
         SECTION 5.13.  Liens....................................................................................40
         SECTION 5.14.  Restricted Payments......................................................................41
         SECTION 5.15.  Consolidated Net Worth...................................................................41
         SECTION 5.16.  Limitation on Dividend Restrictions, etc.................................................41
         SECTION 5.17.  Limitation on Restricted Indebtedness....................................................42
         SECTION 5.18.  Preferred Stock of Restricted Subsidiaries...............................................42
         SECTION 5.19.  No Redesignation of Restricted Subsidiaries..............................................42
         SECTION 5.20.  Financial and Business Information.......................................................42
         SECTION 5.21  Inspection; Confidentiality...............................................................45

ARTICLE VI.  EVENTS OF DEFAULT...................................................................................46

ARTICLE VII.  THE ADMINISTRATIVE AGENT...........................................................................48
ARTICLE VIII.  MISCELLANEOUS.....................................................................................50
         SECTION 8.01.  Notices..................................................................................51
         SECTION 8.02. Survival of Agreement.....................................................................51
         SECTION 8.03.  Binding Effect...........................................................................51
         SECTION 8.04.  Successors and Assigns...................................................................52
         SECTION 8.05.  Expenses; Indemnity......................................................................54
         SECTION 8.06.  Right of Setoff..........................................................................56
         SECTION 8.07.  Applicable Law...........................................................................56
         SECTION 8.08.  Waivers; Amendment.......................................................................56
         SECTION 8.09.  Entire Agreement.........................................................................57
         SECTION 8.10.  Severability.............................................................................57
         SECTION 8.11.  Counterparts.............................................................................57
         SECTION 8.12.  Headings.................................................................................57

         SECTION 8.13.  Interest Rate Limitation.................................................................57
         SECTION 8.14.  Confidentiality..........................................................................58
         SECTION 8.15. Non-Application of Chapter 346 of the Texas Finance Code..................................59


                             EXHIBITS AND SCHEDULES

         Exhibit A-1       Form of Offered Rate Loan Confirmation
         Exhibit A-2       Form of Standby Borrowing Request
         Exhibit B         Administrative Questionnaire
         Exhibit C         Form of Assignment and Acceptance
         Exhibit D         Matters to be addressed by Opinion of Counsel
         Exhibit E         Joinder Agreement

         Schedule 2.01     Commitments
         Schedule 3.05     Subsidiaries
         Schedule 3.06     Financial Statements
         Schedule 3.13     Indebtedness

                       REVOLVING CREDIT FACILITY AGREEMENT

         REVOLVING CREDIT FACILITY AGREEMENT (the "Agreement") dated as of July 13, 1998, and effective as of the Effective Date, among LENNOX INTERNATIONAL INC., a Delaware corporation ("Borrower"); the lenders listed in Schedule 2.01 (together with their successors and assigns, the "Lenders"), CHASE BANK TEXAS, NATIONAL ASSOCIATION, a national banking association, ("Chase"), as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), and WACHOVIA BANK, N.A., a national banking association ("Wachovia"), as documentation agent for the Lenders (in such capacity, the "Documentation Agent"). (The Administrative Agent and the Documentation Agent are referred to herein together as the "Agents").

         The Lenders have been requested to extend credit to the Borrower to enable it, upon the terms and subject to the conditions set forth herein, to borrow on a revolving credit basis on and after the Effective Date and at any time prior to the Maturity Date (as hereinafter defined) an aggregate principal amount not in excess of the amount set forth herein at any time outstanding. The Lenders have also been requested to provide a procedure pursuant to which the Borrower may invite the Lenders to offer to make loans to the Borrower on an uncommitted and offered rate basis. The proceeds of any such borrowings are to be used for working capital and other corporate purposes. The Lenders are willing to extend such credit on the terms and subject to the conditions herein set forth.

         Accordingly, the parties hereto agree as follows:

ARTICLE I.DEFINITIONS

         SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

         "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

         "ABR Loan" shall mean any Standby Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

         "Additional Covenant" shall have the meaning assigned in Section 5.06.

         "Additional Default" shall have the meaning assigned in Section 5.06.

         "Adjustment Date" shall have the meaning assigned to it in Section 2.07(e).

         "Administrative Fees" shall have the meaning assigned to such term in
Section 2.05(b).

         "Administrative Questionnaire" shall mean an Administrative Questionnaire in the form of Exhibit B hereto.



REVOLVING CREDIT FACILITY AGREEMENT - Page 1

         "Affiliate" shall mean, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Borrower.

         "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of
(a) the Federal Funds Effective Rate in effect on such day plus 2 of 1%, and (b) the Prime Rate in effect on such day. For purposes hereof, "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by Chase as its prime rate in effect at its principal office in Houston, Texas; each change in the Prime Rate shall be effective on the date such change is publicly announced as effective; and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as released on the next succeeding Business Day by the Federal Reserve Bank of Dallas, or, if such rate is not so released for any day which is a Business Day, the arithmetic average (rounded upwards to the next 1/100th of 1%), as determined by Chase, of the quotations for the day of such transactions received by Chase from three Federal funds brokers of recognized standing selected by it. If for any reason Chase shall have determined (which determination shall be conclusive absent manifest error; provided that Chase, shall, upon request, provide to the applicable Borrower a certificate setting forth in reasonable detail the basis for such determination) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability of Chase to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (a) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

         "Applicable Margin" shall have the meaning assigned in Section 2.07(e).

         "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee in the form of Exhibit C.

         "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

         "Board of Directors" shall mean the Board of Directors of Borrower or any duly authorized committee thereof.

         "Borrower" shall have the meaning given such term in the preamble hereto.

         "Borrower Payments" shall have the meaning given such term in Section
2.17 (a).


REVOLVING CREDIT FACILITY AGREEMENT - Page 2

         "Borrowing" shall mean a group of Loans of a single Type made by the Lenders on a single date and as to which a single Interest Period is in effect.

         "Business Day" shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York or the State of Texas) on which banks are open for business in New York City, New York and Houston, Texas; provided, however, that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

         "Calculation Period" shall have the meaning assigned it in Section 2.07(e).

         "Capital Lease Obligation" shall mean, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.

         "Capital Leases" shall mean, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

         "Change of Control" shall have the meaning assigned it in Section 2.11(c).

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

         "Commitment" shall mean, with respect to each Lender, the Commitment of such Lender set forth in Schedule 2.01 hereto, or in the most recent Assignment and Acceptance executed by such Lender, as such Commitment may be permanently terminated or reduced from time to time pursuant to Section 2.10. The Commitment of each Lender shall automatically and permanently terminate on the Maturity Date if not terminated earlier pursuant to the terms hereof.

         "Compliance Certificate" shall mean the certificate delivered pursuant to Section 5.20(g).

         "Confidential Information" shall have the meaning assigned it in
Section 8.14.

         "Consolidated Assets" shall mean the total assets of the Borrower and its Restricted Subsidiaries which would be shown as assets on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Restricted Subsidiaries.

         "Consolidated Capitalization" shall mean, at any time, the sum of Consolidated Net Worth and Consolidated Indebtedness.

         "Consolidated Indebtedness" shall mean, as of any date of determination, the total of all Indebtedness of the Borrower and its Restricted Subsidiaries outstanding on such date, after



REVOLVING CREDIT FACILITY AGREEMENT - Page 3 eliminating all offsetting debits and credits between the Borrower and its Restricted Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Borrower and its Restricted Subsidiaries in accordance with GAAP.

         "Consolidated Net Income" shall mean, for any period, the net income (or net loss) of the Borrower and its Restricted Subsidiaries for such period, determined in accordance with GAAP, excluding

         (a) the proceeds of any life insurance policy;

         (b) any gain arising from (1) the sale or other disposition of any assets (other than current assets) to the extent that the aggregate amount of gains exceeds the aggregate amount of losses from the sale, abandonment or other disposition of assets (other than current assets), (2) any write-up of assets, or (3) the acquisition by the Borrower or any Restricted Subsidiary of its outstanding securities constituting Indebtedness;

         (c) any amount representing the interest of the Borrower or any Restricted Subsidiary in the undistributed earnings of any other Person;

         (d) any earnings of any other Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Borrower or a Restricted Subsidiary and any earnings, prior to the date of acquisition, of any other Person acquired in any other manner; and

         (e) any deferred credit (or amortization of a deferred credit) arising from the acquisition of any Person.

         "Consolidated Net Worth" shall mean, at any time,

         (a) the sum of (i) the par value (or value stated on the books of the Borrower) of the capital stock (but excluding treasury stock and capital stock subscribed and unissued) of the Borrower and its Restricted Subsidiaries at such time plus (ii) the amount of paid-in-capital and retained earnings of the Borrower and its Restricted Subsidiaries at such time, in each case as such amounts would be shown on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries as of such time prepared in accordance with GAAP, minus

         (b) to the extent included in clause (a), all amounts properly attributable to minority interests, if any, in the stock and surplus of Restricted Subsidiaries.

         "Continue", "Continuation", and "Continued" shall refer to the continuation pursuant to Section 2.02 (d) of a Eurodollar Borrowing as a Eurodollar Borrowing from one Interest Period to the next Interest Period.

         "Convert", "Conversion", and "Converted" shall refer to a conversion pursuant to Section 2.02 (d) or Section 2.13 of one Type of Borrowing into another Type of Borrowing.



REVOLVING CREDIT FACILITY AGREEMENT - Page 4

         "Debt to Total Capitalization Ratio" shall mean, as of the end of any quarterly fiscal period, the ratio expressed as a percentage, equal to the ratio of Consolidated Indebtedness to Consolidated Capitalization calculated as of the end of such fiscal period.

         "Default" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

         "Distribution" shall mean, in respect of any corporation, association or other business entity:

         (a) dividends or other distributions or payments on capital stock or other equity interest of such corporation, association or other business entity (except distributions in such stock or other equity interests); and

         (b) the redemption or acquisition of such stock or other equity interests or of warrants, rights or other options to purchase such stock or other equity interests (except when solely in exchange for such stock or other equity interests) unless made, contemporaneously, from the net proceeds of a sale of such stock or other equity interests.

         "dollars" or "$" shall mean lawful money of the United States of America.

         "Effective Date" shall mean the date on which each condition set forth in Section 4.02 has been satisfied.

         "Environmental Laws" shall mean any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

         "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that is treated as a single employer together with the Borrower under section 414 of the Code.

         "Eurodollar Borrowing" shall mean a Standby Borrowing comprised of Eurodollar Loans.

         "Eurodollar Loan" shall mean any Standby Loan bearing interest at a rate determined by reference to the LIBO Rate in accordance with the provisions of Article II.

         "Event of Default" shall have the meaning assigned to such term in
Article VI.

REVOLVING CREDIT FACILITY AGREEMENT - Page 5

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Excluded Transfer" shall have the meaning assigned to it in Section 5.11.

         "Facility Fee" shall have the meaning assigned to such term in Section 2.05(a).

         "Facility Fee Percentage" shall have the meaning assigned to it in
Section 2.07(e).

         "Fair Market Value" shall mean, at any time and with respect to any property, the sale value of such property that would be realized in an arm=s length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

         "Federal Funds Effective Rate" shall have the meaning specified in the definition of Alternate Base Rate.

         "Fee Letters" shall mean, collectively, each of the letter between the Borrower and Chase dated June 29, 1998, and the letter between Borrower and Wachovia Bank, N.A. dated June 29, 1998.

         "Fees" shall mean the Facility Fee and the Administrative Fees.

         "GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United States of America.

         "Governmental Authority"  shall mean:

         (a) the government of

             (i) the United States of America or any State or other political subdivision thereof, or

             (ii) any jurisdiction in which the Borrower or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Borrower or any Subsidiary, or

         (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

         "Guaranty" shall mean, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such
Person:


REVOLVING CREDIT FACILITY AGREEMENT - Page 6

         (a) to purchase such Indebtedness or obligation or any property constituting security therefor;

         (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation;

         (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of any other Person to make payment of the Indebtedness or obligation; or

         (d) otherwise to assure the owner of such Indebtedness or obligation against loss in respect thereof. In any computation of the Indebtedness or other liabilities of the obligor under any Guaranty, the Indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

         "Hazardous Substance" shall mean any contaminant, pollutant or toxic or hazardous substance, and any substance that is defined or listed as a hazardous, toxic or dangerous substance under any Environmental Law or that is otherwise regulated or prohibited under any Environmental Law as a hazardous, toxic or dangerous substance.

         "Indebtedness" with respect to any Person shall mean, at any time, without duplication:

         (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

         (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

         (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

         (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

         (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money, but excluding in any event obligations in respect of (1) trade or commercial letters of credit issued for the account of such Person in the ordinary course of its business and (2) stand-by letters of credit issued to support obligations of such Person that do not constitute Indebtedness);


REVOLVING CREDIT FACILITY AGREEMENT - Page 7

         (f) Swaps of such Person; and

         (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

         Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

         "Interest Payment Date" shall mean (a) with respect to any ABR Borrowing, each March 31, June 30, September 30 and December 31, beginning on the first such date after the date hereof; (b) with respect to any Eurodollar Loan or Offered Rate Loan, the last day of the Interest Period applicable thereto and, in the case of such a Loan with an Interest Period of more than three months or 90 day duration, each day that would have been an Interest Payment Date for such Loan had successive Interest Periods of three months duration or 90 days duration, as the case may be, been applicable to such Loan; and (c) in addition, with respect to all Loans, the date of any prepayment thereof and the Maturity Date.

         "Interest Period" shall mean (a) as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, or, in addition, in the case of any Eurodollar Borrowing made during the 30-day period ending on the Maturity Date, the period commencing on the date of such Borrowing and ending on the seventh or fourteenth day thereafter, as the Borrower may elect, and (b) as to any Offered Rate Loan, the period commencing on the date of such Loan and ending on the maturity date of such Offered Rate Loan specified in the Offered Rate Loan Confirmation; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of Eurodollar Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

         "Intergroup Transfer" shall have the meaning assigned it in Section
5.11.

         "LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the rate at which dollar deposits approximately equal in principal amount to the Administrative Agent's portion of such Eurodollar Borrowing and for a maturity comparable to such Interest Period are offered to the principal London offices of Chase or one of its Affiliates in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.


REVOLVING CREDIT FACILITY AGREEMENT - Page 8

         "Lien" shall mean, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

         "Loan" shall mean an Offered Rate Loan or a Standby Loan, whether made as a Eurodollar Loan or an ABR Loan as permitted hereby.

         "Material" shall mean material in relation to the business, operations, affairs, financial condition, assets, or properties of the Borrower and its Subsidiaries taken as a whole.

         "Material Adverse Effect" shall mean a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Borrower and its Restricted Subsidiaries taken as a whole, or (b) the ability of the Borrower to perform its obligations under this Agreement, or (c) the validity or enforceability of this Agreement.

         "Maturity Date" shall mean July 13, 2001.

         "Multiemployer Plan" shall mean any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

         "New Lending Office" shall have the meaning assigned it in Section 2.17(g).

         "New Owner" shall have the meaning assigned it in Section 2.11(c).

         "Non-U.S. Agent" shall have the meaning assigned it in Section 2.17(g).

         "Norris Family" shall have the meaning assigned it in Section 2.11(c).

         "Offered Rate Loan" shall mean a Loan made pursuant to the procedure described in Section 2.03.

         "Offered Rate Loan Confirmation" shall mean a confirmation made by the Borrower and a Lender pursuant to Section 2.03 in the form of Exhibit A-1.

         "Ordinary Course Transfer" shall have the meaning assigned it in
Section 5.11.

         "Other Taxes" shall have the meaning assigned it in Section 2.17(b).

         "Prepayment Date" shall have the meaning assigned it in Section
2.11(c).

         "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.


REVOLVING CREDIT FACILITY AGREEMENT - Page 9

         "Person" shall mean an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

         "Plan" shall mean an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Borrower or any ERISA Affiliate or with respect to which the Borrower or any ERISA Affiliate may have any liability.

         "Preferred Stock" shall mean any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

         "property" or "properties" shall mean, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

         "Property Disposition Date" shall have the meaning assigned to it in
Section 5.11.

         "Register" shall have the meaning given such term in Section 8.04 (d) .

         "Remaining Commitment" shall mean, as to any Lender and at any time of determination, such Lender's Commitment minus the outstanding Offered Rate Loans made by such Lender.

         "Required Lenders" shall mean, at any time, Lenders having Commitments representing at least 66 2/3% of the Total Commitment or, for purposes of acceleration pursuant to clause (ii) of Article VI, Lenders holding Loans representing at least 66 2/3% of the aggregate principal amount of the Loans outstanding.

         "Responsible Officer" shall mean any Senior Financial Officer and any other officer of the Borrower with responsibility for the administration of the relevant portion of this agreement.

         "Restricted Indebtedness" shall mean, without duplication, (i) Indebtedness of the Borrower or any Restricted Subsidiary which is secured by a Lien not otherwise permitted under subsections (a) through (h) of Section 5.13, and (ii) Indebtedness of a Restricted Subsidiary owing to any Person other than the Borrower or a Wholly-Owned Subsidiary.

         "Restricted Payment" shall mean any Distribution in respect of the Borrower or any Restricted Subsidiary (other than on account of capital stock or other equity interests of a Restricted Subsidiary owned legally and beneficially by the Borrower or another Restricted Subsidiary), including, without limitation, any Distribution resulting in the acquisition by the Borrower of Securities which would constitute treasury stock. For purposes of this Agreement, the amount of any Restricted Payment made in property shall be the greater of (x) the Fair Market Value of such property (as determined in good faith by the board of directors (or equivalent governing body) of the Person making such Restricted Payment) and (y) the net book value thereof


REVOLVING CREDIT FACILITY AGREEMENT - Page 10 on the books of such Person, in each case determined as of the date on which such Restricted Payment is made.

         "Restricted Subsidiary" shall mean any Subsidiary of the Borrower which is (a) listed as a Restricted Subsidiary in Schedule 3.05 or (b) organized under the laws of, and conducts substantially all of its business and maintains substantially all of its property and assets within, the United States or any state thereof (including the District of Columbia).

         "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

         "Security" shall have the meaning set forth in Section 2(1) of the Securities Act.

         "Senior Financial Officer" shall mean the chief financial officer, principal accounting officer, treasurer or comptroller of the Borrower; provided that any executive vice president or the corporate controller of Borrower is authorized by Borrower to execute and deliver any Offered Rate Loan Confirmation or any Standby Borrowing Request.

         "Senior Note Purchase Agreements" shall mean those certain Note Purchase Agreements dated April 3, 1998 pursuant to which Borrower issued its 6.56% Senior Notes due April 3, 2005 and its 6.75% Senior Notes due April 3, 2008.

         "Standby Borrowing" shall mean a Borrowing consisting of simultaneous Standby Loans from each of the Lenders.

         "Standby Borrowing Request" shall mean a request made pursuant to
Section 2.04 in the form of Exhibit A-2.

         "Standby Loans" shall have the meaning assigned it in Section 2.01. Each Standby Loan shall be a Eurodollar Loan or an ABR Loan.

         "Subsidiary" shall mean, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Borrower.

         "Swaps" shall mean, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in


REVOLVING CREDIT FACILITY AGREEMENT - Page 11 respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

         "Taxes" shall have the meaning assigned it in Section 2.17 (a).

         "Total Commitment" shall mean, at any time, the aggregate amount of Commitments of all the Lenders, as in effect at such time.

         "Transactions" shall have the meaning assigned it in Section 3.02.

         "Transfer" shall mean, with respect to any Person, any transaction in which such Person sells, conveys, transfers or leases (as lessor) any of its property, including capital stock of, or a Security issued by, a Subsidiary.

         "Transferee" shall have the meaning assigned to it in Section 2.17(a).

         "Type", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, "Rate" shall include the LIBO Rate and the Alternate Base Rate.

         "U.S. Lender" shall have the meaning assigned it in Section 2.17.

         "Unrestricted Subsidiary" shall mean any Subsidiary other than a Restricted Subsidiary.

         "Voting Rights" shall have the meaning assigned it in Section 2.11.

         "Wholly-Owned Restricted Subsidiary" or "Wholly-Owned Subsidiary" means, at any time, any Restricted Subsidiary or Subsidiary, respectively, one hundred percent (100%) of all of the equity interests (except directors= qualifying shares) and voting interests of which are owned by any one or more of the Borrower and the Borrower=s other Wholly-Owned Restricted Subsidiaries or Wholly-Owned Subsidiaries, respectively, at such time.

         SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an


REVOLVING CREDIT FACILITY AGREEMENT - Page 12 accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time.

ARTICLE II.  THE CREDITS

         SECTION 2.01. Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make advances (each such advance a "Standby Loan") to the Borrower, at any time and from time to time on and after the date hereof and until the earlier of the Maturity Date or the termination of the Commitment of such Lender, in an aggregate principal amount at any time outstanding not to exceed such Lender's Remaining Commitment, subject, however, to the conditions that (i) at no time shall (A) the sum of (x) the outstanding aggregate principal amount of all Standby Loans plus (y) the outstanding aggregate principal amount of all Offered Rate Loans exceed (B) the Total Commitment and (ii) at no time shall the outstanding aggregate principal amount of all Standby Loans and all Offered Rate Loans made by any Lender exceed the amount of such Lender's Commitment.

         As of the date hereof, the aggregate amount of the Commitments of all Lenders who are parties to this Agreement on the date hereof is $120,000,000. The parties to this Agreement hereby agree that the aggregate of all Commitments may be increased to a maximum of $135,000,000 by the addition of Compass Bank as a Lender hereunder upon Compass Bank=s execution of a Joinder Agreement, in substantially the form of Exhibit E hereto, on or before July 31, 1998. The increase in the aggregate amount of the Commitments and the Joinder Agreement shall be effective, without further action by any party hereto, as of the first Business Day after execution of the Joinder Agreement by Compass Bank on which either (a) there are no outstanding Standby Loans that are Eurodollar Loans or
(b) all outstanding Standby Loans that are Eurodollar Loans are being Converted or Continued. If Compass Bank should become a party hereto by execution of a Joinder Agreement, such joinder shall not affect the amount of the Commitments of the other Lenders who are party hereto, which amounts shall remain as described on Schedule 2.01. If any Standby Loans are outstanding on the effective date of the Joinder Agreement, Compass Bank shall make available to the Administrative Agent for the benefit of the Borrower, and the Administrative Agent shall, on behalf of the Borrower, transfer to each Lender as a repayment of its Standby Loan such amounts equal to the amounts necessary to cause (after giving effect to such transfers) the ratio of each such Lender=s (including Compass Bank=s) Standby Loans to the outstanding principal amount of all Standby Loans to be the same as the ratio of each such Lender=s Remaining Commitment to the aggregate Remaining Commitments on such date.

         Within the foregoing limits, the Borrower may borrow, pay or prepay and reborrow Standby Loans hereunder, on and after the Effective Date and prior to the Maturity Date, subject to the terms, conditions and limitations set forth herein.

         SECTION 2.02.  Loans.

         (a) Each Standby Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Remaining Commitments calculated at


REVOLVING CREDIT FACILITY AGREEMENT - Page 13 the date the Loan is made; provided, however, that the failure of any Lender to make any Standby Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Each Offered Rate Loan shall be made in accordance with the procedures set forth in Section 2.03. The Standby Loans or Offered Rate Loans comprising any Borrowing shall be (i) in the case of Offered Rate Loans, in such aggregate principal amount as the Lender or Lenders making the Offered Rate Loans in question may agree to in accordance with Section 2.03 and (ii) in the case of Standby Loans, in an aggregate principal amount which is an integral multiple of $1,000,000 and not less than $5,000,000 (or an aggregate principal amount equal to the remaining balance of the available Remaining Commitments).

         (b) Each Standby Borrowing shall be comprised entirely of Eurodollar Loans or ABR Loans, as the Borrower may request pursuant to Section 2.04. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time.

         (c) Subject to paragraph (d) below, each Lender shall make each Standby Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to the Administrative Agent in Houston, Texas, not later than 11:00 a.m., Houston time, and the Administrative Agent shall by 2:00 p.m., Houston time, credit the amounts so received to the account or accounts specified from time to time in one or more notices delivered by the Borrower to the Administrative Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders. Standby Loans shall be made by the Lenders pro rata in accordance with Section 2.14. Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Standby Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such Standby Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Standby Borrowing in accordance with this paragraph
(c) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower (without waiving any claim against such Lender for such Lender's failure to make such portion available) severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Standby Loans comprising such Standby Borrowing and (ii) in the case of such Lender, the Federal Funds Effective Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Standby Loan as part of such Borrowing for purposes of this Agreement.


REVOLVING CREDIT FACILITY AGREEMENT - Page 14

         (d) Borrower may Convert all or any part of any Standby Borrowing to a Standby Borrowing of a different Type and Borrower may Continue all or any part of any Eurodollar Borrowing as a Borrowing of the same Type, by giving the Agent written notice on the Business Day of the Conversion into an ABR Borrowing and on the Business Day at least three Business Days before Conversion into or Continuation of a Eurodollar Borrowing specifying: (i) the Conversion or Continuation date, (ii) the amount of the Borrowing to be Converted or Continued, (iii) in the case of Conversions, the Type of Borrowing to be Converted into, and (iv) in the case of a Continuation of or Conversion into a Eurodollar Borrowing, the duration of the Interest Period applicable thereto; provided that (a) Eurodollar Borrowings may only be Converted on the last day of the Interest Period; (b) except for Conversions to ABR Borrowings, no Conversions shall be made while an Event of Default has occurred and is continuing; (c) only five (5) Eurodollar Borrowings may be in existence at any one time; and (d) no Interest Period may end after the Maturity Date. All notices given under this Section shall be irrevocable and shall be given not later than 10:00 a.m. Houston, Texas time on the day which is not less than the number of Business Days specified above for such notice. If the Borrower shall fail to give the Agent the notice as specified above for Continuation or Conversion of a Eurodollar Borrowing prior to the end of the Interest Period with respect thereto, such Eurodollar Borrowing shall automatically be continued as a Eurodollar Borrowing with an Interest Period of one month=s duration. The Agent shall promptly advise the Lenders of any notice given pursuant to this
Section 2.02. Each Eurodollar Borrowing must be in an aggregate principal amount which is an integral multiple of $1,000,000 and not less than $5,000,000.

         SECTION 2.03. Offered Rate Procedure and Loan Terms.

         (a) The Borrower may from time to time and on any Business Day request that one or more Lenders provide Borrower with the terms on which such Lender or Lenders would offer to make a short term loan to the Borrower. A Lender may in its sole and absolute discretion determine whether to make such an offer to Borrower. If a Lender determines to make such an offer, in order to constitute a valid offer, the Lender must provide the Borrower with the following terms: (a) the maturity date for the proposed Offered Rate Loan; (b) the amount of the Offered Rate Loan; (c) the fixed interest rate per annum at which the Offered Rate Loan will bear interest; and (d) the date on which such Offered Rate Loan is to be made. The Borrower=s request for offers to make Offered Rate Loans and a Lender=s offer to make an Offered Rate Loan may be made verbally but must be confirmed by the execution and delivery of an Offered Rate Loan Confirmation by Borrower and the Lender making the Offered Rate Loan or by such other means as the Lender making the Offered Rate Loan may require. No Lender will be obligated to make any Offered Rate Loan which is offered to Borrower unless and until the terms of such Offered Rate Loan are confirmed by the execution and delivery of an Offered Rate Loan Confirmation by Borrower and the Lender making the Offered Rate Loan or by such other means as the Lender making the Offered Rate Loan may require. The Borrower may in its sole and absolute discretion accept or reject any or all offers to make Offered Rate Loans. Any offer by a Lender to make an Offered Rate Loan shall expire if not accepted by the earlier of the date the proposed Offered Rate Loan is to be made or five (5) days after the offer is made. No Offered Rate Loan shall be requested or made hereunder if any of the conditions set forth in Section 4.01 are not satisfied or


REVOLVING CREDIT FACILITY AGREEMENT - Page 15 if after giving effect thereto any of the conditions set forth in clauses (i) or
(ii) of Section 2.01 would not be met.

         (b) A Lender that has agreed to make an Offered Rate Loan shall make such Loan on the proposed date thereof by wire transfer of immediately available funds directly to the Borrower or as the Borrower may otherwise direct not later than 2:00 p.m., Houston time.

         SECTION 2.04. Standby Borrowing Procedure. In order to request a Standby Borrowing, the Borrower shall hand deliver or telecopy to the Administrative Agent a duly completed Standby Borrowing Request (a) in the case of a Eurodollar Borrowing, not later than 10:00 a.m., Houston, Texas time, three Business Days before such Borrowing, and (b) in the case of an ABR Borrowing, not later than 10:00 a.m., Houston, Texas time, on the day of such Borrowing. Such notice shall be irrevocable and shall in each case specify (i) whether the Borrowing then being requested is to be a Eurodollar Borrowing or an ABR Borrowing; (ii) the date of such Standby Borrowing (which shall be a Business
Day) and the amount thereof; and (iii) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto, which shall not end after the Maturity Date. If no election as to the Type of Standby Borrowing is specified in any such notice, then the requested Standby Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Notwithstanding any other provision of this Agreement to the contrary, no Standby Borrowing shall be requested if the Interest Period with respect thereto would end after the Maturity Date. The Administrative Agent shall promptly advise the Lenders of any notice given pursuant to this Section 2.04 and of each Lender's portion of the requested Borrowing.

         SECTION 2.05. Fees.

         (a) The Borrower agrees to pay to each Lender, through the Administrative Agent, on each March 31, June 30, September 30 and December 31 (with the first payment being due on September 30, 1998) and on each date on which the Commitment of such Lender shall be terminated as provided herein, a facility fee (a "Facility Fee"), at a rate per annum equal to the Facility Fee Percentage from time to time in effect on the amount of the Commitment of such Lender, whether used or unused, during the preceding quarter (or other period commencing on the Effective Date or ending with the Maturity Date or any date on which the Commitment of such Lender shall be terminated). All Facility Fees shall be computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as the case may be. The Facility Fee due to each Lender shall commence to accrue on the Effective Date, and shall cease to accrue on the earlier of the Maturity Date and the termination of the Commitment of such Lender as provided herein.

         (b) The Borrower agrees to pay the Agents, for their own account, the fees provided for in the Fee Letters (the "Administrative Fees").

         (c) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders or to the Agents. Once paid, none of the Fees shall be refundable under any circumstances.


REVOLVING CREDIT FACILITY AGREEMENT - Page 16

         SECTION 2.06. Repayment of Loans; Evidence of Indebtedness.

         (a) The outstanding principal balance of each Standby Loan shall be due and payable on the Maturity Date. The outstanding principal balance of each Offered Rate Loan shall be due and payable on the last day of the Interest Period applicable thereto and, if earlier, on the Maturity Date.

         (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

         (c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Standby Loan made hereunder, the Type of each Standby Loan made and the Interest Period applicable thereto, if any, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder in respect of Standby Loans and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof. Each Lender shall maintain accounts in which it will record (i) the amount of each Offered Rate Loan made by it hereunder and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower in respect of such Offered Rate Loans and (iii) the amount of any sum received by it hereunder in respect of the Offered Rate Loans made by it.

         (d) The entries made in the accounts maintained pursuant to paragraphs
(b) and (c) of this Section 2.06 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

         (e) Each set of financial statements delivered pursuant to Section 5.20(a) or Section 5.20(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth a listing of the Offered Rate Loans outstanding as of the date of the delivery of such certificate identifying for each Offered Rate Loan the aggregate amount thereof and the Lender that holds such Offered Rate Loan.

         SECTION 2.07. Interest on Loans; Margin and Fees.

         (a) Subject to the provisions of Section 2.08, the Standby Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin from time to time in effect.

         (b) Subject to the provisions of Section 2.08, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over


REVOLVING CREDIT FACILITY AGREEMENT - Page 17 a year of 365 or 366 days, as the case may be, for periods during which the Alternate Base Rate is determined by reference to the Prime Rate and 360 days for other periods and including for all calculations the first day of any period but excluding the last) at a rate per annum equal to the Alternate Base Rate.

         (c) Subject to the provisions of Section 2.08, each Offered Rate Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the fixed rate of interest offered by the Lender making such Loan and accepted by the Borrower pursuant to Section 2.03.

         (d) Interest on each Loan shall be payable on each Interest Payment Date applicable to such Loan except as otherwise provided in this Agreement. The applicable LIBO Rate or Alternate Base Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error; provided that the Administrative Agent shall, upon request, provide to the Borrower a certificate setting forth in reasonable detail the basis for such determination.

         (e) The Applicable Margin identified in this Section 2.07 and the Facility Fee Percentage identified in Section 2.05 shall be defined and determined as follows:

                  "Applicable Margin" shall mean (i) during the period commencing on the Effective Date and ending on but not including the first Adjustment Date, 0.225% per annum with respect to Eurodollar Loans and (ii) during each period from and including one Adjustment Date to but excluding the next Adjustment Date (herein a "Calculation Period"), the percent per annum set forth in the table below under the heading "Margin" opposite the Debt to Total Capitalization Ratio which corresponds to the Debt to Total Capitalization Ratio set forth in, and as calculated in accordance with, the applicable Compliance Certificate.

                  "Facility Fee Percentage" shall mean (1) during the period commencing on the Effective Date and ending on but not including the first Adjustment Date, 0.15% per annum and (2) during each period, from and including one Adjustment Date to but excluding the next Adjustment Date, the percent per annum set forth in the table below under the heading "Facility Fee Percentage" opposite the Debt to Total Capitalization Ratio which corresponds to the Debt to Total Capitalization Ratio set forth in, and as calculated in accordance with, the applicable Compliance Certificate.

                      ==============================================================================================
                                                                                                    Facility Fee
                                  Debt to Total Capitalization Ratio               Margin            Percentage
                                  ----------------------------------               ------            ----------
                      -------------------------------------------------------- --------------- ---------------------
                      Less than 30%                                                0.150%             0.100%
                      -------------------------------------------------------- --------------- ---------------------

                      Greater than or equal to 30% but less than 40%               0.175%             0.125%
                      -------------------------------------------------------- --------------- ---------------------

                      Greater than or equal to 40% but less than 50%               0.225%             0.150%
                      -------------------------------------------------------- --------------- ---------------------

REVOLVING CREDIT FACILITY AGREEMENT - Page 18

                      ==============================================================================================
                                                                                                    Facility Fee
                                  Debt to Total Capitalization Ratio               Margin            Percentage
                                  ----------------------------------               ------            ----------
                      -------------------------------------------------------- --------------- ---------------------
                      Greater than or equal to 50% but less than or equal to       0.405%             0.220%
                      60%
                      -------------------------------------------------------- --------------- ---------------------



Upon delivery of the Compliance Certificate pursuant to Section 5.20(g) in connection with the financial statements of the Borrower and its Subsidiaries required to be delivered pursuant to Sections 5.20(a) and (b) commencing with such Compliance Certificate delivered at the end of the quarter ending on December 31, 1998, the Applicable Margin (for Interest Periods commencing after the applicable Adjustment Date) and the Facility Fee Percentage shall automatically be adjusted in accordance with the Debt to Total Capitalization Ratio set forth therein and the table set forth above, such automatic adjustment to take effect as of the first Business Day after the receipt by the Agent of the related Compliance Certificate pursuant to Section 5.20(g) (each such Business Day when such margin or fees change pursuant to this sentence or the next following sentence, herein an "Adjustment Date"). If the Borrower fails to deliver such Compliance Certificate which so sets forth the Debt to Total Capitalization Ratio within the period of time required by Section 5.20(g): (i) the Applicable Margin (for Interest Periods commencing after the applicable Adjustment Date) shall automatically be adjusted to .405% per annum; and (ii) the Facility Fee Percentage shall automatically be adjusted to 0.22% per annum, such automatic adjustments to take effect as of the first Business Day after the last day on which the Borrower was required to deliver the applicable Compliance Certificate in accordance with Section 5.20(g) and to remain in effect until subsequently adjusted in accordance herewith upon the delivery of a Compliance Certificate.

         SECTION 2.08. Default Interest. If the Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, whether by scheduled maturity, notice of prepayment, acceleration or otherwise, the Borrower shall on demand from time to time from the Administrative Agent (or with respect to principal and interest due in respect of an Offered Rate Loan, the Lender that has made the Offered Rate Loan) pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed as provided in Section 2.07(b)) equal to the Alternate Base Rate plus 1%.

         SECTION 2.09. Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined (i) that dollar deposits in the principal amounts of the Eurodollar Loans comprising such Borrowing are not generally available in the London interbank market or (ii) that reasonable means do not exist for ascertaining the LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give telecopy notice of such determination to the Borrower and the Lenders. In the event of any such determination under clauses (i) or (ii) above, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Eurodollar Borrowing pursuant to Section 2.04 shall be deemed to be a request for an ABR Borrowing. In the event the Required Lenders notify the Administrative Agent that the


REVOLVING CREDIT FACILITY AGREEMENT - Page 19 rates at which dollar deposits are being offered will not adequately and fairly reflect the cost to such Lenders of making or maintaining Eurodollar Loans during such Interest Period, the Administrative Agent shall notify the Borrower of such notice and until the Required Lenders shall have advised the Administrative Agent that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Eurodollar Borrowing shall be deemed a request for an ABR Borrowing. Each determination by the Administrative Agent hereunder shall be made in good faith and shall be conclusive absent manifest error; provided that the Administrative Agent, shall, upon request, provide to the Borrower a certificate setting forth in reasonable detail the basis for such determination.

         SECTION 2.10. Termination and Reduction of Commitments.

         (a) The Commitments shall be automatically terminated on the Maturity Date. A Commitment of a Lender may also terminate as provided in Section 2.11(c).

         (b) Upon at least three Business Days' prior irrevocable written notice to the Administrative Agent, the Borrower may, at any time, in whole permanently terminate, or, from time to time, in part permanently reduce, the Total Commitment; provided, however, that (i) each partial reduction of the Total Commitment shall be in an integral multiple of $5,000,000 and in a minimum principal amount of $5,000,000 and (ii) no such termination or reduction shall be made which would reduce the Total Commitment to an amount (1) less than the aggregate outstanding principal amount of all Offered Rate Loans or (2) less than $50,000,000, unless the result of such termination or reduction referred to in this clause (2) is to reduce the Total Commitment to $0. The Administrative Agent shall advise the Lenders of any notice given pursuant to this Section 2.10(b) and of each Lender's portion of any such termination or reduction of the Commitments.

         (c) Each reduction in the Total Commitment hereunder shall be made ratably among the Lenders in accordance with their respective Commitments. The Borrower shall pay to the Administrative Agent for the account of the Lenders, on the date of each termination or reduction of the Total Commitment, the Facility Fees on the amount of the Commitments so terminated or reduced accrued through the date of such termination or reduction.

         SECTION 2.11. Prepayment Including Prepayment as a Result of a Change of Control.

         (a) The Borrower shall have the right at any time and from time to time to prepay any Standby Borrowing, in whole or in part, upon giving telecopy notice (or telephone notice promptly confirmed by telecopy) to the Administrative Agent: (i) before 10:00 a.m., Houston, Texas time, three Business Days prior to prepayment, in the case of Eurodollar Loans which prepayment shall be accompanied by any amount owed under Section 8.05(b), and (ii) before 10:00 a.m., Houston, Texas time, one Business Day prior to prepayment, in the case of ABR Loans; provided, however, that each partial prepayment shall be in an amount which is an integral multiple of $1,000,000 and not less than $3,000,000. No prepayment may be made in respect of any Offered Rate Loan unless accompanied by the amount owed in respect to such prepayment under Section 8.05(b).


REVOLVING CREDIT FACILITY AGREEMENT - Page 20

         (b) On the date of any termination or reduction of the Commitments pursuant to Section 2.10, the Borrower shall pay or prepay so much of the Standby Borrowings as shall be necessary in order that the aggregate principal amount of the Offered Rate Loans and Standby Loans outstanding will not exceed the Total Commitment, after giving effect to such termination or reduction.

         (c) At least 15 Business Days (or, in the case of any transaction permitted by Section 5.10 resulting in a Change of Control, at least 45 days) and not more than 90 days prior to the occurrence of any Change of Control, the Borrower will give written notice thereof to each Lender. Such notice shall contain (i) an offer by the Borrower to prepay, on the date of such Change of Control or, if such notice shall be delivered less than 35 days prior to the date of such Change of Control, on the date 35 days after the date of such notice (the "Prepayment Date"), all Loans made by each Lender, together with interest accrued thereon to the Prepayment Date and all other obligations owed to such Lender under the terms hereof, (ii) the estimated amount of accrued interest, showing in reasonable detail the calculation thereof and (iii) the Borrower's estimate of the date on which such Change of Control shall occur. Said offer shall be deemed to lapse as to any such Lender which has not replied affirmatively thereto in writing within 35 days of the giving of such notice. As soon as practicable (and in any event at least 24 hours) prior to such Change of Control, the Borrower shall give written confirmation of the date thereof to each such Lender that has affirmatively replied to the notice given pursuant to the first sentence of this Section 2.11(c). Borrower shall, on the Prepayment Date, prepay to each Lender that has affirmatively replied to the notice given pursuant to the first sentence of this Section 2.11(c) all Loans then held by such Lender together with accrued interest thereon and all other obligations owed to such Lender under the terms hereof. Upon such payment, the Commitment of each Lender that shall have received such prepayment shall terminate.

         For the purposes of this Section 2.11(c), a "Change of Control" shall be deemed to occur if any New Owner shall acquire beneficial ownership of shares in the Borrower having Voting Rights pertaining thereto which would allow such New Owner to elect more members of the Board of Directors than could be elected by the exercise of all Voting Rights pertaining to shares in the Borrower then owned beneficially by the Norris Family. As used in this Section 2.11(c):

                  (i) "Voting Rights" pertaining to shares of a corporation means the rights to cast votes for the election of directors of such corporation in ordinary circumstances (without consideration of voting rights which exist only in the event of contingencies).

                  (ii) "Norris Family" means all persons who are lineal descendants of D.W. Norris (by birth or adoption), all spouses of such descendants, all estates of such descendants or spouses which are in the course of administration, all trusts for the benefit of such descendants or spouses, and all corporations or other entities in which, directly or indirectly, such descendants or spouses (either alone or in conjunction with other such descendants or spouses) have the right, whether by ownership of stock or other equity interests or otherwise, to direct the management and policies of such corporations or other entities (each such person, spouse, estate, trust, corporation or entity being referred to herein as a "member" of the Norris Family). In addition, so long as any employee stock


REVOLVING CREDIT FACILITY AGREEMENT - Page 21 ownership plan exercises its Voting Rights in the same manner as members of the Norris Family (exclusive of employee stock ownership plans) who have a majority of the Voting Rights exercised by all such members of the Norris Family, such employee stock ownership plan shall be deemed a member of the Norris Family.

                  (iii) "New Owner" means any person (other than a member of the Norris Family), or any syndicate or group of persons (exclusive of all members of the Norris Family) which would be deemed a "person" for the purposes of Section 13(d) of the Exchange Act, who directly or indirectly acquires shares in the Borrower.

         (d)Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing (or portion thereof) by the amount stated therein on the date stated therein. All prepayments under this Section 2.11 shall be subject to Section 8.05 but otherwise without premium or penalty. All prepayments under this Section 2.11 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

         SECTION 2.12. Reserve Requirements; Change in Circumstances.

         (a) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender hereunder (except for changes in respect of taxes on the overall net income of such Lender or its lending office imposed by the jurisdiction in which such Lender's principal executive office or lending office is located), or shall result in the imposition, modification or applicability of any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender, or shall result in the imposition on any Lender or the London interbank market of any other condition affecting this Agreement, such Lender's Commitment or any Eurodollar Loan or Offered Rate Loan made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or Offered Rate Loan or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender to be material, then the Borrower shall, upon receipt of the notice and certificate provided for in Section 2.12(c), promptly pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered. Notwithstanding the foregoing, no Lender shall be entitled to request compensation under this paragraph with respect to any Offered Rate Loan if the change giving rise to such request was applicable to such Lender at the time of submission of the offer pursuant to which such Offered Rate Loan was made.

         (b) If any Lender shall have determined that the adoption of any law, rule, regulation or guideline arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards," or the adoption after the date hereof of any other law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or


REVOLVING CREDIT FACILITY AGREEMENT - Page 22 administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or any Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement, such Lender's Commitment or the Loans made by such Lender pursuant hereto to a level below that which such Lender or such Lender's holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time such additional amount or amounts as will compensate such Lender for any such reduction suffered will be paid by the Borrower to such Lender.

         (c) A certificate of each Lender setting forth such amount or amounts as shall be necessary to compensate such Lender or its holding company as specified in paragraph (a) or (b) above, as the case may be, and containing an explanation in reasonable detail of the manner in which such amount or amounts shall have been determined, shall be delivered to the Borrower, and shall be conclusive absent manifest error. The Borrower shall pay each Lender the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same. Each Lender shall give prompt notice to the Borrower of any event of which it has knowledge, occurring after the date hereof, that it has determined will require compensation by the Borrower pursuant to this Section; provided, however, that failure by such Lender to give such notice shall not constitute a waiver of such Lender's right to demand compensation hereunder.

         (d) Failure on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital of the type described in paragraph (a) or (b) of this Section
2.12 with respect to any period shall not constitute a waiver of such Lender's right to demand compensation with respect to such period or any other period; provided, however, that no Lender shall be entitled to compensation under this
Section 2.12 for any costs incurred or reductions suffered with respect to any date unless it shall have notified the Borrower that it will demand compensation for such costs or reductions under paragraph (c) above not more than 90 days after the later of (i) such date and (ii) the date on which it shall have become aware of such costs or reductions. The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

         (e) Each Lender agrees that it will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Lender, be disadvantageous to such Lender.

         SECTION 2.13. Change in Legality.

REVOLVING CREDIT FACILITY AGREEMENT - Page 23

         (a) Notwithstanding any other provision herein, if any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent, such Lender may:

                  (i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder, whereupon any request for a Eurodollar Borrowing shall, as to such Lender only, be deemed a request for an ABR Loan unless such declaration shall be subsequently withdrawn (any Lender delivering such a declaration hereby agreeing to withdraw such declaration promptly upon determining that such event of illegality no longer exists); and

                  (ii) require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal which would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the Converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the Conversion of, such Eurodollar Loans.

         (b) For purposes of this Section 2.13, a notice by any Lender shall be effective as to each Eurodollar Loan, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt.

         SECTION 2.14. Pro Rata Treatment. Except as required under Sections
2.13 and 2.18, (i) each Standby Borrowing shall be allocated pro rata among the Lenders in accordance with their respective Remaining Commitments, (ii) each payment of the Facility Fees and each reduction of the Commitments, shall be allocated pro rata among the Lenders in accordance with their respective Commitments, (iii) each payment of interest on the Standby Loans shall be allocated pro rata among the Lenders in accordance with their respective amounts of interest due thereon, and (iv) each payment or prepayment of principal of any Standby Borrowing and each Conversion or Continuation of any Standby Borrowing to a Standby Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with the principal amounts of their outstanding Standby Loans. Each payment of principal of or interest on any Offered Rate Loan shall be made to the Lender that made such Offered Rate Loan. Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole dollar amount.

         SECTION 2.15. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency


REVOLVING CREDIT FACILITY AGREEMENT - Page 24 or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Standby Loan or Standby Loans as a result of which the unpaid principal portion of its Standby Loans shall be proportionately less than the unpaid principal portion of the Standby Loans of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Standby Loans of such other Lender, so that the aggregate unpaid principal amount of the Standby Loans and participations in the Standby Loans held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Standby Loans then outstanding as the principal amount of its Standby Loans prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Standby Loans outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that, if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.15 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Standby Loan deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Standby Loan in the amount of such participation.

         SECTION 2.16. Payments.

         (a) The Borrower shall make each payment (including principal of or interest on any Standby Borrowing or any Fees or other amounts but excluding any principal of or interest on each Offered Rate Loan) hereunder from an account in the United States not later than 12:00 noon, Houston, Texas time, on the date when due in dollars to the Administrative Agent at its offices at 1111 Fannin Street, 9th floor, MS 46, Houston, Texas 77002, in immediately available funds. The Borrower shall make each payment of any principal of or interest on an Offered Rate Loan from an account in the United States on the date when due in dollars and immediately available funds to the Lender that made such Offered Rate Loan to the Borrower at such time of day and at such location as such Lender may require by notice to the Borrower at the time such Offered Rate Loan is made or as otherwise directed by such Lender.

         (b) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

         SECTION 2.17. Taxes.

         (a) Any and all payments of principal and interest on any Borrowings, or of any Fees or indemnity or expense reimbursements by the Borrower hereunder ("Borrower Payments") shall be made, in accordance with Section 2.16, free and clear of and without deduction for any and all


REVOLVING CREDIT FACILITY AGREEMENT - Page 25 current or future United States Federal, state and local taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect to the Borrower Payments, but only to the extent reasonably attributable to the Borrower Payments, excluding (i) income taxes imposed on the net income of either Agent or any Lender (or any transferee or assignee thereof, including a participation holder (any such entity a "Transferee")) and (ii) franchise taxes imposed on the net income of either Agent or any Lender (or Transferee), in each case by the jurisdiction under the laws of which either Agent or such Lender (or Transferee) is organized or doing business through offices or branches located therein, or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, collectively or individually, "Taxes"). If the Borrower shall be required to deduct any Taxes from or in respect of any sum payable hereunder to any Lender (or any Transferee) or the Agents, (i) the sum payable shall be increased by the amount (an "additional amount") necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.17) such Lender (or Transferee) or Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made,
(ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

         (b) In addition, the Borrower shall pay to the relevant United States Governmental Authority in accordance with applicable law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Fee Letters ("Other Taxes").

         (c) The Borrower shall indemnify each Lender (or Transferee thereof) and each Agent for the full amount of Taxes and Other Taxes with respect to Borrower Payments paid by such Lender (or Transferee) or such Agent, as the case may be, and any liability (including penalties, interest and expenses (including reasonable attorney's fees and expenses)) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant United States Governmental Authority. A certificate setting forth and containing an explanation in reasonable detail of the manner in which such amount shall have been determined and the amount of such payment or liability prepared by a Lender or an Agent on their behalf, absent manifest error, shall be final, conclusive and binding for all purposes. Such indemnification shall be made within 30 days after the date the Lender (or Transferee) or any Agent, as the case may be, makes written demand therefor.

         (d) If a Lender (or Transferee) or any Agent shall become aware that it is entitled to claim a refund from a United States Governmental Authority in respect of Taxes or Other Taxes as to which it has been indemnified by the Borrower, or with respect to which the Borrower has paid additional amounts, pursuant to this Section 2.17, it shall promptly notify the Borrower of the availability of such refund claim and shall, within 30 days after receipt of a request by the Borrower, make a claim to such United States Governmental Authority for such refund at the Borrower's expense. If a Lender (or Transferee) or any Agent receives a refund (including pursuant to a claim for refund made pursuant to the preceding sentence) in respect of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the


REVOLVING CREDIT FACILITY AGREEMENT - Page 26

Borrower had paid additional amounts pursuant to this Section 2.17, it shall within 30 days from the date of such receipt pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.17 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Lender (or Transferee) or such Agent and without interest (other than interest paid by the relevant United States Governmental Authority with respect to such refund); provided, however, that the Borrower, upon the request of such Lender (or Transferee) or such Agent, agrees to repay the amount paid over to the Borrower (plus penalties, interest or other charges) to such Lender (or Transferee) or such Agent in the event such Lender (or Transferee) or such Agent is required to repay such refund to such United States Governmental Authority.

         (e) As soon as practicable, but in any event within 30 days, after the date of any payment of Taxes or Other Taxes by the Borrower to the relevant United States Governmental Authority, the Borrower will deliver to the Administrative Agent, at its address referred to in Section 8.01, the original or a certified copy of a receipt issued by such United States Governmental Authority evidencing payment thereof.

         (f) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.17 shall survive the payment in full of the principal of and interest on all Loans made hereunder.

         (g) Each Lender or Agent (or Transferee) that is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (a "Non-U.S. Lender" or "Non U.S. Agent", as applicable) shall deliver to the Borrower and the Administrative Agent two copies of either United States Internal Revenue Service Form 1001 or Form 4224, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or reduced rate of, United States Federal withholding tax on payments by the Borrower under this Agreement. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of a Transferee that is a participation holder, on or before the date such participation holder becomes a Transferee hereunder) and on or before the date, if any, such Non-U.S. Lender changes its applicable lending office by designating a different lending office (a "New Lending Office"). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Notwithstanding any other provision of this Section 2.17(g), a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 2.17(g) that such Non-U.S. Lender is not legally able to deliver.

         (h) The Borrower shall not be required to indemnify any Non-U.S. Lender or Non-U.S. Agent (including any Transferee), or to pay any additional amounts to any Non-U.S. Lender or Non-U.S. Agent (including any Transferee), in respect of United States Federal, state or local withholding tax pursuant to paragraph
(a) or (c) above to the extent that (i) the obligation to withhold amounts with respect to United States Federal, state or local withholding tax existed on the date such Non-U.S. Lender became a party to this Agreement (or, in the case of a Transferee that is a participation holder, on the date such participation holder became a Transferee hereunder) or, with respect to payments to a New Lending Office, the date such Non-U.S. Lender designated


REVOLVING CREDIT FACILITY AGREEMENT - Page 27 such New Lending Office with respect to a Loan; provided, however, that this clause (i) shall not apply to any Transferee or New Lending Office that becomes a Transferee or New Lending Office as a result of an assignment, participation, transfer or designation made at the request of the Borrower; and provided further, however, that this clause (i) shall not apply to the extent the indemnity payment or additional amounts any Transferee, or Lender (or Transferee) through a New Lending Office, would be entitled to receive (without regard to this clause (h)) do not exceed the indemnity payment or additional amounts that the Person making the assignment, participation or transfer to such Transferee, or Lender (or Transferee) making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, participation, transfer or designation or (ii) the obligation to pay such additional amounts or such indemnity payments would not have arisen but for a failure by such Non-U.S. Lender (including any Transferee) to comply with time provisions of paragraph (g) above and (i) below.

         (i) Any Lender (or Transferee) claiming any indemnity payment or additional amounts payable pursuant to this Section 2.17 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested in writing by the Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such indemnity payment or additional amounts that may thereafter accrue and would not, in the good faith determination of such Lender (or Transferee), be otherwise disadvantageous to such Lender (or Transferee).

         (j) Nothing contained in this Section 2.17 shall require any Lender (or Transferee) or any Agent to make available to the Borrower any of its tax return (or any other information) that it deems to be confidential or proprietary.

         SECTION 2.18. Assignment of Commitments Under Certain Circumstances. In the event that any Lender shall have delivered a notice or certificate pursuant to Section 2.12 or 2.13, or the Borrower shall be required to make additional payments to any Lender under Section 2.17, the Borrower shall have the right, at its own expense, upon notice to such Lender and the Agents, to require such Lender to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 8.04) all such Lender's interests, rights and obligations contained hereunder to another financial institution approved by the Agents and the Borrower (which approval shall not be unreasonably withheld) which shall assume such obligations; provided that (i) no such assignment shall conflict with any law, rule or regulation or order of any Governmental Authority and (ii) the assignee or the Borrower, as the case may be, shall pay to the affected Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loan made by it hereunder and all other amounts accrued for its account or owed to it hereunder.

         SECTION 2.19. Payments by Agent to the Lenders. Any payment received by the Agent hereunder for the account of a Lender shall be paid to such Lender by 4:00 p.m. Houston time on (a) the Business Day the payment is received in immediately available funds, if such payment is received by 10:00 a.m. Houston time and (b) if such payment is received after 10:00 a.m. Houston time, on the next Business Day.


REVOLVING CREDIT FACILITY AGREEMENT - Page 28

ARTICLE III.  REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants to each of the Lenders as follows:

         SECTION 3.01. Organization; Powers. Borrower (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not result in a Material Adverse Effect, and (d) has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to borrow hereunder.

         SECTION 3.02. Authorization. The execution, delivery and performance by the Borrower of this Agreement and the Borrowings hereunder (collectively, the "Transactions") (a) have been duly authorized by all requisite corporate action and (b) will not (i) violate (A) any provision of any law, statute, rule or regulation to which the Borrower is subject or of the certificate of incorporation or other constituent documents or by-laws of the Borrower or any of its Subsidiaries, (B) any order of any Governmental Authority or (C) any provision of any Material indenture, agreement or other instrument to which the Borrower or any of its Subsidiaries is a party or by which it or any of its property is or may be bound (including the Senior Note Purchase Agreements and the Indebtedness limitations set forth in Sections 10.4 and 10.9 thereof), (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon any property or assets of the Borrower.

         SECTION 3.03. Enforceability. This Agreement constitutes a legal, valid and binding obligation of the Borrower enforceable in accordance with its terms, as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         SECTION 3.04. Governmental Approvals. No action, consent or approval of, registration or filing with or other action by any Governmental Authority is or will be required in connection with the Transactions, to the extent they relate to the Borrower.

         SECTION 3.05.  Organization and Ownership of Shares of Subsidiaries.

         (a) Schedule 3.05 is (except as noted therein) a complete and correct list of the Borrower's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Borrower and each other Subsidiary, and specifying whether such Subsidiary is designated a Restricted Subsidiary.

         (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 3.05 as being owned by the Borrower and its Subsidiaries have been


REVOLVING CREDIT FACILITY AGREEMENT - Page 29 validly issued, are fully paid and nonassessable and are owned by the Borrower or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 3.05).

         (c) Each Subsidiary identified in Schedule 3.05 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

         SECTION 3.06. Financial Statements. The Borrower has delivered to each Lender copies of the financial statements of the Borrower and its Subsidiaries listed on Schedule 3.06. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Borrower and its Subsidiaries, and of the Borrower and its Restricted Subsidiaries, as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). Except as disclosed in the financial statements listed in Schedule 3.06, since December 31, 1997, there has been no change in the financial condition, operations, business, properties or prospects of the Borrower or any of its Subsidiaries except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Borrower that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the financial statements listed in Schedule 3.06

         SECTION 3.07. Litigation; Observance of Statutes and Orders.

         (a) There are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary or any property of the Borrower or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

         (b)Neither the Borrower nor any Subsidiary is in default under any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.


REVOLVING CREDIT FACILITY AGREEMENT - Page 30

         SECTION 3.08. Taxes. The Borrower and its Subsidiaries have filed all income tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Borrower or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Federal income tax liabilities of the Borrower and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended December 31, 1992.

         SECTION 3.09. Title to Property; Leases. The Borrower and its Subsidiaries have good and sufficient title to their respective Material properties, including all such properties reflected in the most recent audited balance sheet referred to in Section 3.06 or purported to have been acquired by the Borrower or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement, except for those defects in title and Liens that, individually or in the aggregate, would not have a Material Adverse Effect. All Material leases are valid and subsisting and are in full force and effect in all material respects.

         SECTION 3.10. Licenses, Permits, etc. The Borrower and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that are Material, without known conflict with the rights of others, except for those conflicts that, individually or in the aggregate, would not have a Material Adverse Effect.

         SECTION 3.11. Compliance with ERISA.

         (a)The Borrower and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Borrower nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by the Borrower or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Borrower or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

         (b) The present value of the aggregate accrued plan benefit liabilities under each of the Plans that are subject to Title IV of ERISA (other than Multiemployer Plans), determined in accordance with Financial Accounting Standards Board Statement No. 87 as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding


REVOLVING CREDIT FACILITY AGREEMENT - Page 31 purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than $3,000,000 in the case of any single Plan and by more than $3,000,000 in the aggregate for all Plans.

         (c) The Borrower and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

         (d) The expected post-retirement benefit obligation (determined as of the last day of the Borrower's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Borrower and its Subsidiaries was approximately $18,733,000 as of December 31, 1997.

         SECTION 3.12. Use of Proceeds; Margin Regulation. The Borrower will apply the proceeds of the Loans for working capital and other general corporate purposes. No part of the proceeds from the Loans will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Borrower in a violation of Regulation X of the Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of the Board (12 CFR
220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Borrower and its Restricted Subsidiaries and the Borrower does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

         SECTION 3.13. Existing Indebtedness. Except for the Indebtedness outstanding in connection with the Senior Note Purchase Agreements and except as described therein, Schedule 3.13 sets forth a complete and correct list of all outstanding Indebtedness of the Borrower and its Restricted Subsidiaries (other than Indebtedness of Restricted Subsidiaries to the Borrower or other Wholly-Owned Restricted Subsidiaries) as of January 31, 1998, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Borrower or its Restricted Subsidiaries. Neither the Borrower nor any Restricted Subsidiary is in default, and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Borrower or such Restricted Subsidiary, and no event or condition exists with respect to any Indebtedness of the Borrower or any Restricted Subsidiary the outstanding principal amount of which exceeds $3,000,000 in the aggregate that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment. To the knowledge of the Responsible Officers of the Borrower, no event or condition exists with respect to any Indebtedness of the Borrower or any Restricted Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.


REVOLVING CREDIT FACILITY AGREEMENT - Page 32

         SECTION 3.14. Foreign Assets Control Regulations, etc. The use of the proceeds of the Loans will not violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

         SECTION 3.15. Status under Certain Statutes. Neither the Borrower nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

         SECTION 3.16. No Material Misstatements. No report, financial statement or other information furnished by or on behalf of the Borrower to the Agents or any Lender pursuant to or in connection with this Agreement contains or will contain any material misstatement of fact or omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were or will be made, not misleading.

         SECTION 3.17. Year 2000 Matters. Any programming required to permit the proper functioning, in and following the year 2000, of the Borrower=s and its Subsidiaries= Material (i) computer systems and (ii) equipment containing imbedded microchips (including systems and equipment supplied by others or with which the Borrower=s or its Subsidiaries= systems interface) and the testing of all such systems and equipment, as so reprogrammed, is expected to be completed by August 1, 1999. The cost to the Borrower and its Subsidiaries of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Borrower and its Subsidiaries (including, without limitation, reprogramming errors and the failure of others= systems or equipment) will not result in a Default or a Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Borrower and its Subsidiaries are, and with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient to permit the Borrower and its Subsidiaries to conduct its business without Material Adverse Effect.

ARTICLE IV.  CONDITIONS OF LENDING

         The obligations of the Lenders to make Loans hereunder are subject to the satisfaction of the following conditions:

         SECTION 4.01. All Borrowings.  On the date of each Borrowing:

                  (a) The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03 or Section 2.04, as applicable.

                  (b) The representations and warranties set forth in Article III hereof shall be true and correct in all material respects on and as of the date of such Borrowing with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.


REVOLVING CREDIT FACILITY AGREEMENT - Page 33

                  (c) At the time of and immediately after such Borrowing no Event of Default or Default shall have occurred and be continuing.

Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date of such Borrowing as to the matters specified in paragraphs (b) and (c) of this Section 4.01.

         SECTION 4.02.  Effective Date.  On the Effective Date:

                  (a) The Administrative Agent shall have received a favorable written opinion from Anne W. Teeling, Assistant General Counsel to the Borrower, dated the Effective Date and addressed to the Lenders and satisfactory to Jenkens & Gilchrist, a Professional Corporation, counsel for the Administrative Agent, to the effect set forth in Exhibit D hereto (and the Borrower hereby instructs its counsel to deliver such opinion to the Administrative Agent for the benefit of the Lenders).

                  (b) The Administrative Agent shall have received (i) a copy of the certificate of incorporation, including all amendments thereto, of the Borrower, certified as of a recent date by the Secretary of State of its state of incorporation, and a certificate as to the good standing of the Borrower as of a recent date from such Secretary of State; (ii) a certificate of the Secretary or an Assistant Secretary of the Borrower dated the Effective Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of the Borrower as in effect on the Effective Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions, duly adopted by the Board of Directors authorizing the execution, delivery and performance of this Agreement and the Transactions, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate of incorporation referred to in clause (i) above has not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to such clause (i) and (D) as to the incumbency and specimen signature of each officer executing this Agreement or any other document delivered in connection herewith on behalf of the Borrower; (iii) a certificate of another officer of the Borrower as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (ii) above; (iv) evidence satisfactory to the Administrative Agent that the requisite approvals, if any, referred to in Section 3.04 hereof have been obtained; and (v) such other documents as the Lenders or Jenkens & Gilchrist, a Professional Corporation, counsel for the Administrative Agent, shall reasonably request.

                  (c) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by a Senior Financial Officer of the Borrower, (i) confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.01 and (ii) providing the calculations demonstrating compliance with Sections 10.4 and 10.9 of the Senior Note Purchase Agreements.


REVOLVING CREDIT FACILITY AGREEMENT - Page 34

                  (d) The Agents shall have received all Fees and other amounts due and payable on or prior to the Effective Date.


ARTICLE V. AFFIRMATIVE AND NEGATIVE  COVENANTS

         The Borrower agrees that, so long as any Lender has any Commitment hereunder or any amount payable hereunder remains unpaid:

         SECTION 5.01. Compliance with Law. The Borrower will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not reasonably be expected, individually or in the aggregate, to have a materially adverse effect on the business, operations, affairs, financial condition, properties or assets of the Borrower and its Restricted Subsidiaries taken as a whole.

         SECTION 5.02. Insurance. The Borrower will and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

         SECTION 5.03. Maintenance of Properties. The Borrower will and will cause each of its Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Borrower or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Borrower has concluded that such discontinuance would not, individually or in the aggregate, have a materially adverse effect on the business, operations, affairs, financial condition, properties or assets of the Borrower and its Restricted Subsidiaries taken as a whole.

         SECTION 5.04. Payment of Taxes. The Borrower will and will cause each of its Subsidiaries to file all income tax or similar tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies payable by any of them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, provided that neither the Borrower nor any Subsidiary need pay any such tax or assessment if
(i) the amount, applicability or validity thereof is contested by the Borrower or such Subsidiary on a timely basis


REVOLVING CREDIT FACILITY AGREEMENT - Page 35 in good faith and in appropriate proceedings, and the Borrower or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Borrower or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate would not reasonably be expected to have a materially adverse effect on the business, operations, affairs, financial condition, properties or assets of the Borrower and its Restricted Subsidiaries taken as a whole.

         SECTION 5.05. Corporate Existence, etc. The Borrower will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections 5.10 and 5.11, the Borrower will at all times preserve and keep in full force and effect the corporate existence of each of its Restricted Subsidiaries (unless merged into the Borrower or a Restricted Subsidiary) and all rights and franchises of the Borrower and its Restricted Subsidiaries unless, in the good faith judgment of the Borrower, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, have a materially adverse effect on the business, operations, affairs, financial condition, properties or assets of the Borrower and its Restricted Subsidiaries taken as a whole.

         SECTION 5.06. Most Favored Lender Status. The Borrower will not and will not permit any Restricted Subsidiary to enter into, assume or otherwise be bound or obligated under any agreement creating or evidencing Indebtedness or any agreement executed and delivered in connection with any Indebtedness containing one or more Additional Covenants or Additional Defaults (as defined below), unless prior written consent to such agreement shall have been obtained from the Required Lenders; provided, however, in the event the Borrower or any Restricted Subsidiary shall enter into, assume or otherwise become bound by or obligated under any such agreement without the prior written consent of the Lenders, the terms of this Agreement shall, without any further action on the part of the Borrower or any of the Lenders, be deemed to be amended automatically to include each Additional Covenant and each Additional Default contained in such agreement. The Borrower further covenants to promptly execute and deliver at its expense an amendment to this Agreement in form and substance satisfactory to the Required Lenders evidencing the amendment of this Agreement to include such Additional Covenants and Additional Defaults, provided that the execution and delivery of such amendment shall not be a precondition to the effectiveness of such amendment as provided for in this Section 5.06, but shall merely be for the convenience of the parties hereto.

         For purposes of this Agreement, (i) the term "Additional Covenant" shall mean any affirmative or negative covenant or similar restriction applicable to the Borrower or any Restricted Subsidiary (regardless of whether such provision is labeled or otherwise characterized as a covenant) the subject matter of which either (A) is similar to that of the covenants in Article V of this Agreement, but contains one or more percentages, amounts or formulas that is more restrictive than those set forth herein or more beneficial to the holder or holders of such other Indebtedness (and such covenant or similar restriction shall be deemed an "Additional Covenant" only to the extent that it is more restrictive or more beneficial) or (B) is different from the subject matter of the covenants in Article V of this Agreement; and (ii) the term "Additional Default" shall mean any provision which permits the holder of such Indebtedness to accelerate (with the passage of time or giving of notice or both) the maturity thereof or otherwise require the Borrower or any


REVOLVING CREDIT FACILITY AGREEMENT - Page 36

Restricted Subsidiary to purchase such Indebtedness prior to the stated maturity of such Indebtedness and which either (A) is similar to the Defaults and Events of Default contained in Article VI of this Agreement, but contains one or more percentages, amounts or formulas that is more restrictive or has a shorter grace period than those set forth herein or is more beneficial to the holder or holders of such other Indebtedness (and such provision shall be deemed an "Additional Default" only to the extent that it is more restrictive, has a shorter grace period or is more beneficial) or (B) is different from the subject matter of the Defaults and Events of Default contained in Article VI of this Agreement.

         SECTION 5.07. Covenant to Secure Loans Equally. If the Borrower shall create, assume or permit to exist any Lien upon any of its property or assets, or permit any Restricted Subsidiary to create, assume or permit to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than those Liens permitted by the provisions of Section 5.13 the Borrower shall make or cause to be made effective provision whereby the Loans will be secured equally and ratably with any and all other obligations thereby secured, with the documentation for such security to be reasonably satisfactory to the Required Lenders and, in any such case, the Loans shall have the benefit, to the fullest extent that, and with such priority as, the holders thereof may be entitled under applicable law, of an equitable Lien on such property. Any violation of Section 5.13 will constitute an Event of Default, whether or not provision is made for an equal and ratable Lien pursuant to this Section 5.07.

         SECTION 5.08. Environmental Matters.

         (a) The Borrower will and will cause each of its Subsidiaries to comply in all material respects with all applicable Environmental Laws if, individually or in the aggregate, failure to comply therewith could reasonably be expected to have a material adverse effect on the financial condition or results of operations of the Borrower or the Borrower and its Subsidiaries, taken as a whole.

         (b) The Borrower will not and will not permit any of its Subsidiaries to cause or allow any Hazardous Substance to be present at any time on, in, under or above any real property or any part thereof in which the Borrower or any Subsidiary has a direct interest (including without limitation ownership thereof or any arrangement for the lease, rental or other use thereof, or the retention of any mortgage or security interest therein or thereon), except in a manner and to an extent that is in compliance in all material respects with all applicable Environmental Laws or that will not have a material adverse effect on the financial condition or results of operations of the Borrower or the Borrower and its Subsidiaries, taken as a whole.

         SECTION 5.09. Transactions with Affiliates. The Borrower will not permit any Restricted Subsidiary to enter into directly or indirectly any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Borrower or another Restricted Subsidiary), except pursuant to the reasonable requirements of the Borrower's or such Restricted Subsidiary's business and upon fair and reasonable terms no less


REVOLVING CREDIT FACILITY AGREEMENT - Page 37 favorable to the Borrower or such Restricted Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

         SECTION 5.10. Merger, Consolidation, etc. The Borrower will not consolidate with or merge with any other corporation or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person unless:

         (a) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Borrower as an entirety, as the case may be, shall be a solvent corporation organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and, if the Borrower is not such corporation, such corporation shall have executed and delivered to each Lender its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement, together with a favorable opinion of counsel satisfactory to each such Lender covering such matters relating to such corporation and such assumption as such Lender may reasonably request; and

         (b) immediately after giving effect to such transaction, no Default or Event of Default would exist; and

         (c) immediately prior to and after giving effect to such transaction, the Borrower or such successor, as the case may be, would be permitted by the provisions of Sections 5.12 and 5.17 to incur at least $1.00 of additional Indebtedness and $1.00 of additional Restricted Indebtedness, respectively.

         No such conveyance, transfer or lease of substantially all of the assets of the Borrower shall have the effect of releasing the Borrower or any successor corporation that shall theretofore have become such in the manner prescribed in this Section 5.10 from its liability under this Agreement.

         SECTION 5.11. Sale of Assets, etc. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, make any Transfer, provided that the foregoing restriction does not apply to a Transfer if:

         (a) the property that is the subject of such Transfer constitutes either (i) inventory held for sale, or (ii) equipment, fixtures, supplies or materials no longer required in the operation of the business of the Borrower or such Restricted Subsidiary or that is obsolete, and, in the case of any Transfer described in clause (i) or (ii), such Transfer is in the ordinary course of business (each such Transfer, an ?Ordinary Course Transfer@); or

         (b) such Transfer is from

             (i) a Restricted Subsidiary to the Borrower or another Restricted
                 Subsidiary, or


REVOLVING CREDIT FACILITY AGREEMENT - Page 38

                  (ii)     the Borrower to a Restricted Subsidiary, or

                  (iii) the Borrower to a Subsidiary (other than a Restricted Subsidiary) or from a Restricted Subsidiary to another Subsidiary (other than a Restricted Subsidiary) and in either case is for Fair Market Value, so long as immediately before and immediately after the consummation of such transaction, and after giving effect thereto, no Default or Event of Default exists or would exist (each such Transfer, an ?Intergroup Transfer@);

         (c) such Transfer is not an Ordinary Course Transfer or an Intergroup Transfer (such Transfers collectively referred to as ?Excluded Transfers@), and all of the following conditions shall have been satisfied with respect thereto (the date of the consummation of such Transfer being referred to herein as the ?Property Disposition Date@):

                  (i) the book value of the assets included in such Transfer, together with the book value of the assets included in all other Transfers (other than Excluded Transfers) during the fiscal year which includes the Property Disposition Date, shall not exceed fifteen percent (15%) of Consolidated Assets as of the end of the most recent fiscal year;

                  (ii) the book value of the assets included in such Transfer, together with the book value of the assets included in all other Transfers (other than Excluded Transfers) from January 1, 1998 through the Property Disposition Date, shall not exceed thirty percent (30%) of Consolidated Assets as of the end of the most recent fiscal year; and

                  (iii) immediately after giving effect to such Transfer, no Default or Event of Default would exist and the Borrower would be permitted by the provisions of Sections 5.12 and 5.17 to incur at least $1.00 of additional Indebtedness and $1.00 of additional Restricted Indebtedness, respectively.

If, within twelve (12) months after the Property Disposition Date, the Borrower or a Restricted Subsidiary acquires assets similar to the assets included in the Transfer, then, only for the purpose of determining compliance with Sections 5.11(c)(i) and (ii), the lesser of the book value of the assets acquired or the book value of the assets included in the Transfer shall not be taken into account.

         SECTION 5.12. Incurrence of Indebtedness. The Borrower will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume, guarantee, or otherwise become directly or indirectly liable with respect to any Indebtedness, unless on the date the Borrower or such Restricted Subsidiary becomes liable with respect to any such Indebtedness and immediately after giving effect thereto and to the substantially concurrent retirement of any other Indebtedness,

         (a) no Default or Event of Default would exist, and


REVOLVING CREDIT FACILITY AGREEMENT - Page 39

         (b) Consolidated Indebtedness would not exceed sixty percent (60%) of Consolidated Capitalization.

         For purposes of this Section 5.12 any Person becoming a Restricted Subsidiary after the date of this Agreement shall be deemed to have incurred all of its then outstanding Indebtedness at the time it becomes a Restricted Subsidiary.

         SECTION 5.13. Liens. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Borrower or any such Restricted Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits, except:

         (a) Liens for taxes, assessments or other governmental charges the payment of which is not at the time required by Section 5.04;

         (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens, in each case, incurred in the ordinary course of business for sums not yet due;

         (c) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business (i) in connection with workers= compensation, unemployment insurance and other types of social security or retirement benefits, or (ii) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety bonds, appeal bonds, bids, leases (other than Capital Leases), performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property;

         (d) any attachment or judgment Lien, unless the judgment or other obligation it secures (i) shall not, within ninety (90) days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within ninety (90) days after the expiration of any such stay or (ii) exceeds, together with the amounts of all other obligations secured by attachment or judgment Liens at the time existing in respect of property of the Borrower and its Restricted Subsidiaries, $5,000,000;

         (e) leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Borrower or any of its Restricted Subsidiaries, provided that such Liens do not, in the aggregate, materially detract from the value of such property;


REVOLVING CREDIT FACILITY AGREEMENT - Page 40

         (f) Liens on property or assets of the Borrower or any of its Restricted Subsidiaries securing Indebtedness or other obligations owing to the Borrower or to a Wholly Owned Restricted Subsidiary;

         (g) Liens existing on the date of this Agreement on the building referred to in item C of Schedule 3.13 and securing the Indebtedness referred to in item C of Schedule 3.13;

         (h) any Lien renewing, extending or refunding any Lien permitted by Subsection (g) above, provided that (i) the principal amount of Indebtedness secured by such Lien immediately prior to such extension, renewal or refunding is not increased or the maturity thereof reduced, (ii) such Lien is not extended to any other property, and (iii) immediately after such extension, renewal or refunding no Default or Event of Default would exist and the Borrower would be permitted by the provisions of Sections 5.12 and 5.17 to incur at least $1.00 of additional Indebtedness and $1.00 of additional Restricted Indebtedness, respectively; and

         (i) other Liens not otherwise permitted by Subsections (a) through (h) above, provided that (i) the total obligations secured by such other Liens shall not exceed 10% of Consolidated Capitalization and (ii) immediately after giving effect to the creation thereof, the Borrower would be permitted by the provisions of Sections 5.12 and 5.17 to incur at least $1.00 of additional Indebtedness and $1.00 of additional Restricted Indebtedness, respectively.

         For purposes of this Section 5.13, any Person becoming a Restricted Subsidiary after the date of this Agreement shall be deemed to have incurred all of its then outstanding Liens at the time it becomes a Restricted Subsidiary, and any Person extending, renewing or refunding any Indebtedness secured by any Lien shall be deemed to have incurred such Lien at the time of such extension, renewal or refunding.

         SECTION 5.14. Restricted Payments. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, declare or make, or incur any liability to declare or make, any Restricted Payment, unless immediately after giving effect to such action:

         (a) no Default or Event of Default would exist; and

         (b) the Borrower would be permitted by the provisions of Sections 5.12 and 5.17 to incur at least $1.00 of additional Indebtedness and $1.00 of additional Restricted Indebtedness, respectively.

         SECTION 5.15. Consolidated Net Worth. The Borrower will not permit Consolidated Net Worth as at the last day of any fiscal quarter of the Borrower to be less than the sum of (a) $261,000,000, plus (b) 15% of its aggregate Consolidated Net Income (but only if a positive number) for the period beginning April 1, 1998 and ending at the end of each fiscal quarter thereafter.

         SECTION 5.16. Limitation on Dividend Restrictions, etc. The Borrower will not permit any Restricted Subsidiary to enter into, adopt, create or otherwise be or become bound by or


REVOLVING CREDIT FACILITY AGREEMENT - Page 41 subject to any contract or charter or by-law provision limiting the amount of, or otherwise imposing restrictions on the declaration, payment or setting aside of funds for the making of, any Distributions in respect of the capital stock of such Restricted Subsidiary to the Borrower or another Restricted Subsidiary.

         SECTION 5.17. Limitation on Restricted Indebtedness. The Borrower will not at any time permit the aggregate amount of Restricted Indebtedness to exceed 10% of Consolidated Capitalization.

         SECTION 5.18. Preferred Stock of Restricted Subsidiaries. The Borrower will not permit any Restricted Subsidiary to issue or permit to remain outstanding any Preferred Stock unless such Preferred Stock is issued to and at all times owned and held by the Borrower or a Wholly-Owned Restricted Subsidiary.

         SECTION 5.19. No Redesignation of Restricted Subsidiaries. The Borrower will not designate any Restricted Subsidiary as, or take or permit to be taken any action that would cause any Restricted Subsidiary to become, an Unrestricted Subsidiary.

         SECTION 5.20. Financial and Business Information. The Borrower will furnish to the Agents and each Lender:

         (a) Quarterly Statements. Within 60 days after the end of each quarterly fiscal period in each fiscal year of the Borrower (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of

                  (i) consolidated and consolidating balance sheets of the Borrower and its Restricted Subsidiaries and of the Borrower and its Subsidiaries as at the end of such quarter, and

                  (ii) consolidated and consolidating statements of income, changes in shareholders' equity and cash flows of the Borrower and its Restricted Subsidiaries and of the Borrower and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, all in reasonable detail and setting forth, in the case of such consolidated statements, in comparative form the figures for the corresponding periods in the previous fiscal year, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Borrower's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 5.20(a); provided further that if such Form 10-Q does not contain consolidating information for the Borrower and its Restricted Subsidiaries, the Borrower


REVOLVING CREDIT FACILITY AGREEMENT - Page 42 shall also deliver to each such holder the consolidating information described in this Section 5.20(a);

         (b) Annual Statements. Within 120 days after the end of each fiscal year of the Borrower, duplicate copies of

                  (i) consolidated and consolidating balance sheets of the Borrower and its Restricted Subsidiaries and of the Borrower and its Subsidiaries, as at the end of such year, and

                  (ii) consolidated and consolidating statements of income, changes in shareholders' equity and cash flows of the Borrower and its Restricted Subsidiaries and of the Borrower and its Subsidiaries, for such year;

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied, (1) in the case of the consolidated statements, by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and (2) in the case of the consolidating statements, either certified by a Senior Financial Officer as fairly stating, or accompanied by a report thereon by such accountants containing a statement to the effect that such consolidating financial statements fairly state, the financial position and the results of operations and cash flows of the companies being reported upon in all material respects in relation to the consolidated financial statements for the periods indicated as a whole; provided that the delivery within the time period specified above of the Borrower's Annual Report on Form 10-K for such fiscal year (together with the Borrower's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of clauses (i) and (ii) of this Section 5.20(b); provided further that if such Form 10-K does not contain consolidating information for the Borrower and its Restricted Subsidiaries, the Borrower shall also deliver to each such holder the consolidating information described in this
Section 5.20(b); and

                  (iii) a certificate of such accountants stating that in making the examination for such report, they have obtained no knowledge of any Default or Event of Default, or, if they have obtained knowledge of any Default or Event of Default, specifying the nature and period of existence thereof and the action the Borrower has taken or proposes to take with respect thereto.

         (c) SEC and Other Reports. If the Borrower or any Restricted Subsidiary shall be required to file reports with the Securities and Exchange Commission, promptly upon their


REVOLVING CREDIT FACILITY AGREEMENT - Page 43 becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Borrower or any Restricted Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement that shall have become effective (without exhibits except as expressly requested by such holder), and each final prospectus and all amendments thereto filed by the Borrower or any Restricted Subsidiary with the Securities and Exchange Commission;

         (d) Notice of Default or Event of Default. Promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action the Borrower is taking or proposes to take with respect thereto;

         (e) ERISA Matters. Promptly, and in any event within five days after a Responsible Officer becomes aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Borrower or an ERISA Affiliate proposes to take with respect thereto:

                  (i) with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof and the potential cost to the Borrower or such ERISA Affiliate resulting therefrom exceeds $500,000; or

                  (ii) the taking by the PBGC of steps to institute, or the threatening in writing by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                  (iii) any event, transaction or condition that could result in the incurrence of any liability by the Borrower or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Borrower or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect; and

         (f) Requested Information. With reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Borrower or any of its Restricted Subsidiaries or relating to the ability of the Borrower to perform its obligations hereunder as from time to time may be reasonably requested by any Lender.

         (g) Officer=s Certificate. Each set of financial statements delivered pursuant to Section 5.20(a) or Section 5.20(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:


REVOLVING CREDIT FACILITY AGREEMENT - Page 44

                  (i) Covenant Compliance. The information (including detailed calculations) required in order to establish the Debt to Total Capitalization Ratio, the Applicable Margin, the Facility Fee Percentage and whether the Borrower was in compliance with the requirements of Section 5.11 through Section 5.17 hereof, inclusive, and with all Additional Covenants, if any, that involve calculations during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section or Additional Covenant, as the case may be, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections or Additional Covenants, as the case may be, and the calculation of the amount, ratio or percentage then in existence);

                  (ii) Event of Default. A statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Borrower and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Borrower or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Borrower shall have taken or proposes to take with respect thereto;

                  (iii) Management=s Discussion and Analysis. A written discussion and analysis by management of the financial condition and results of operations of the lines of business conducted by each material Restricted Subsidiary for such accounting period; and

                  (iv) Litigation. A written statement that, to the best of such Officer=s knowledge after due inquiry, except as otherwise disclosed in writing to you, there is no litigation (including derivative actions), arbitration proceeding or governmental proceeding pending to which the Borrower or any Subsidiary is a party, or with respect to the Borrower or any Subsidiary or their respective properties, which has a significant possibility of materially and adversely affecting the business, operations, properties or condition of the Borrower or of the Borrower and its Subsidiaries taken as a whole.

         SECTION 5.21 Inspection; Confidentiality. The Borrower shall permit the representatives of each Agent and each Lender:

         (a) No Default. If no Default or Event of Default then exists, at the expense of such Agent or Lender and upon reasonable prior notice to the Borrower, to visit the principal executive office of the Borrower, to discuss the affairs, finances and accounts of the Borrower and its Restricted Subsidiaries with the Borrower's officers and (with the consent of the Borrower, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Borrower, which consent will not be unreasonably withheld) to visit the other offices and properties of the Borrower and each Restricted Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing;


REVOLVING CREDIT FACILITY AGREEMENT - Page 45

         (b) Default. If a Default or Event of Default then exists, at the expense of the Borrower to visit and inspect any of the offices or properties of the Borrower or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Borrower authorizes said accountants to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries), all at such times and as often as may be requested; and

         (c) Technical Data. Anything herein to the contrary notwithstanding, neither the Borrower nor any of its Subsidiaries shall have any obligations to disclose pursuant to this Agreement any engineering, scientific, or other technical data without significance to the analysis of the financial position of the Borrower and its Subsidiaries.

ARTICLE VI.  EVENTS OF DEFAULT

         In case of the happening of any of the following events (each an "Event of Default"):

         (a) the Borrower defaults in the payment of any principal on any Loan when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

         (b) the Borrower defaults in the payment of any interest on any Loan for more than five Business Days after the same becomes due and payable; or

         (c) the Borrower defaults in the performance of or compliance with any term contained in Section 5.20(d) or 5.10 through 5.19; or

         (d) the Borrower defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Article VI) or any Additional Covenant and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Borrower receiving written notice of such default from either Agent or any Lender (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph
(d) of Article VI); or

         (e) any representation or warranty made in writing by or on behalf of the Borrower or by any officer of the Borrower in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

         (f) (i) the Borrower or any Restricted Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $5,000,000 beyond any period of grace provided with respect thereto, or (ii) the Borrower or any Restricted Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $5,000,000


REVOLVING CREDIT FACILITY AGREEMENT - Page 46 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared due and payable before its stated maturity or before its regularly scheduled dates of payment; or

         (g) the Borrower or any Restricted Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due,
(ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

         (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Borrower or any of its Restricted Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Borrower or any of its Restricted Subsidiaries, or any such petition shall be filed against the Borrower or any of its Restricted Subsidiaries and such petition shall not be dismissed within 60 days; or

         (i) a final judgment or judgments for the payment of money aggregating in excess of $5,000,000 are rendered against one or more of the Borrower and its Restricted Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

         (j) if (i) any Plan subject to the minimum funding standards of ERISA or the Code shall fail to satisfy such standards for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Borrower or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate amount of unfunded accrued plan benefit liabilities under all Plans subject to Title IV of ERISA, determined in accordance with Financial Accounting Standards Board Statement No. 87 or 132, as the case may be, as of the end of such Plans= most recently ended plan year on the basis of actuarial assumptions specified for funding purposes in such Plans= most recent actuarial valuation report, shall exceed $5,000,000, (iv) the Borrower or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Borrower or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Borrower or any Restricted Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Borrower or any Restricted



REVOLVING CREDIT FACILITY AGREEMENT - Page 47

Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, would reasonably be expected to have a Materially Adverse Effect (as used in Article VI, the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in
Section 3 of ERISA);

then, and in every such event, and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the right of the Borrower to borrow pursuant to the Commitments and (ii) declare the Loans of the Borrower then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder, shall become forthwith due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding; provided that in the case of any event described in paragraph (g) or (h) above with respect to the Borrower, the Commitments of the Lenders with respect to the Borrower shall automatically terminate and the principal of the Loans then outstanding of the Borrower with respect to which such event has occurred, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder shall automatically become due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein to the contrary notwithstanding.

ARTICLE VII.  THE ADMINISTRATIVE AGENT

         In order to expedite the transactions contemplated by this Agreement, Chase Bank Texas, National Association is hereby appointed to act as Administrative Agent, on behalf of the Lenders. Each of the Lenders hereby irrevocably authorizes the Administrative Agent to take such actions on behalf of such Lender or holder and to exercise such powers as are specifically delegated to the Administrative Agent by the terms and provisions hereof, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Lenders, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders all payments of principal of and interest on the Standby Loans and all other amounts due to the Lenders hereunder (except amounts due in respect of any Offered Rate Loan which is to be paid to the Lender that made the Offered Rate Loan directly), and promptly to distribute to each Lender its share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Borrower of any Event of Default of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrower pursuant to this Agreement as received by the Administrative Agent.


REVOLVING CREDIT FACILITY AGREEMENT - Page 48

         Neither Administrative Agent nor any of its directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his or her own gross negligence or willful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower of any of the terms, conditions, covenants or agreements contained in this Agreement. The Administrative Agent shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or other instruments or agreements. The Administrative Agent may deem and treat the Lender which makes any Loan as the holder of the indebtedness resulting therefrom for all purposes hereof until it shall have received notice from such Lender, given as provided herein, of the transfer thereof. The Administrative Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. The Administrative Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper Person or Persons. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall have any responsibility to the Borrower on account of the failure of or delay in performance or breach by any Lender of any of its obligations hereunder or any Lender on account of the failure of or delay in performance or breach by any Lender or the Borrower of any of their respective obligations hereunder or in connection herewith. The Administrative Agent may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

         The Lenders hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.

         Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent acceptable to the Borrower. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Agent, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 8.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.


REVOLVING CREDIT FACILITY AGREEMENT - Page 49

         With respect to the Loans made by it hereunder, the Administrative Agent, in its individual capacity and not as Administrative Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not the Administrative Agent, and the Administrative Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent.

         Each Lender agrees (i) to reimburse the Administrative Agent, on demand, in the amount of its pro rata share (based on its Commitment hereunder or, if the Commitments shall have been terminated, the amount of its outstanding Loans) of any expenses incurred for the benefit of the Lenders in its role as Administrative Agent, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, which shall not have been reimbursed by the Borrower AND (II) TO INDEMNIFY AND HOLD HARMLESS THE ADMINISTRATIVE AGENT AND ANY OF ITS DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS, ON DEMAND, IN THE AMOUNT OF SUCH PRO RATA SHARE, FROM AND AGAINST ANY AND ALL LIABILITIES, TAXES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST IT IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY ACTION TAKEN OR OMITTED BY IT UNDER THIS AGREEMENT TO THE EXTENT THE SAME SHALL NOT HAVE BEEN REIMBURSED BY THE BORROWER (INCLUDING WITHOUT LIMITATION, ALL LIABILITIES, TAXES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGEMENTS, SUITS, COSTS, EXPENSES, OR DISBURSEMENTS ARISING FROM THE SOLE CONTRIBUTORY NEGLIGENCE OF THE ADMINISTRATIVE AGENT); PROVIDED THAT NO LENDER SHALL BE LIABLE TO THE ADMINISTRATIVE AGENT FOR ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS RESULTING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE ADMINISTRATIVE AGENT OR ANY OF ITS DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS.

         Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any related agreement or any document furnished hereunder or thereunder.

         Wachovia Bank, N.A. has been designated as a Documentation Agent hereunder in recognition of the level of its Commitment. Wachovia Bank, N.A. is not an agent for the Lenders and shall not have any obligation hereunder other than those existing in its capacity as Lender.

ARTICLE VIII.  MISCELLANEOUS


REVOLVING CREDIT FACILITY AGREEMENT - Page 50

         SECTION 8.01. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telecopy, as follows:

                  (a) if to Borrower, at its principal executive offices at 2100 Lake Park Blvd., Richardson, Texas 75080, to the attention of Chief Financial Officer, telecopy number 972-497-6042 with a copy to the Corporate Controller, Telecopy 972- 497- 5015;

                  (b) if to the Administrative Agent, to Chase Bank Texas, National Association, 2200 Ross Avenue, 3rd Floor, Dallas, TX 75201, Attention of Mae Kantipong (Telecopy No. 214-965-2044), with a copy to Chase Bank Texas, National Association, Loan Syndications Services, 712 Main Street 8 TCB-N 96, Houston, TX 77002, telecopy number (713) 216 2093;

                  (c) if to the Documentation Agent, to Wachovia Bank, N.A., 191 Peachtree Street, N.E., Atlanta, Georgia 30303, Attention: Paige Mesaros, telecopy number (404) 332-6898; and

                  (d) if to a Lender, to it at its address (or telecopy number) set forth in the Administrative Questionnaire delivered to the Administrative Agent by such Lender in connection with the execution of this Agreement or in the Assignment and Acceptance pursuant to which such Lender became a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy to such party as provided in this Section or in accordance with the latest unrevoked direction from such party given in accordance with this Section.

         SECTION 8.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement is outstanding and unpaid or the Commitments have not been terminated.

         SECTION 8.03. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and each Agent and when the Administrative Agent shall have received copies hereof (telecopied or otherwise) which, when taken together, bear the signature of each Lender, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower shall not have the right to assign any rights hereunder or any interest herein without the prior consent of all the Lenders (except as a consequence of a transaction expressly permitted under Section 5.10).


REVOLVING CREDIT FACILITY AGREEMENT - Page 51

         SECTION 8.04. Successors and Assigns.

         (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any party that are contained in this Agreement shall bind and inure to the benefit of its successors and assigns.

         (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided, however, that (i) except in the case of an assignment to a Lender or an Affiliate of such Lender or an assignment to a Federal Reserve Bank, the Borrower and the Agents must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000, (iii) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement, (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, and a processing and recordation fee of $3,000, and the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Upon acceptance and recording pursuant to Section 8.04(e), from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof unless otherwise agreed by the Administrative Agent (the Borrower to be given reasonable notice of any shorter period), (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto (but shall continue to be entitled to the benefits of Sections 2.12, 2.17 and 8.05 afforded to such Lender prior to its assignment as well as to any Fees accrued for its account hereunder and not yet paid)). Notwithstanding the foregoing, any Lender assigning its rights and obligations under this Agreement may retain any Offered Rate Loans made by it outstanding at such time, and in such case shall retain its rights hereunder in respect of any Loans so retained until such Loans have been repaid in full in accordance with this Agreement.

         (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto or the financial condition of the Borrower or the performance or observance by


REVOLVING CREDIT FACILITY AGREEMENT - Page 52 the Borrower of any obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to
Section 5.03 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; such assignee will independently and without reliance upon the Agents, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

         (d) The Administrative Agent shall maintain at one of its offices in the City of Houston a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and the principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive in the absence of manifest error and the Borrower, the Agents and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by each party hereto, at any reasonable time and from time to time upon reasonable prior notice.

         (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee together with an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above and, if required, the written consent of the Borrower and the Agents to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance and (ii) record the information contained therein in the Register.

         (f) Each Lender may without the consent of the Borrower or the Agents sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) each participating bank or other entity shall be entitled to the benefit of the cost protection provisions contained in Sections 2.12, 2.17 and 8.05 to the same extent as if it were the selling Lender (and limited to the amount that could have been claimed by the selling Lender had it continued to hold the interest of such participating bank or other entity), except that all claims made pursuant to such Sections shall be made through such selling Lender, and (iv) the Borrower, the Agents, and the other Lenders shall continue to deal solely and directly with such selling Lender in connection with such Lender's rights and obligations under this Agreement.


REVOLVING CREDIT FACILITY AGREEMENT - Page 53

         (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of any such information in accordance with Section 8.14.

         (h) The Borrower shall not assign or delegate any rights and duties hereunder without the prior written consent of all Lenders, and any attempted assignment or delegation (except as a consequence of a transaction expressly permitted under Section 5.10) by the Borrower without such consent shall be void.

         (i) Any Lender may at any time pledge all or any portion of its rights under this Agreement to a Federal Reserve Bank; provided that no such pledge shall release any Lender from its obligations hereunder or substitute any such Bank for such Lender as a party hereto. In order to facilitate such an assignment to a Federal Reserve Bank, the Borrower shall, at the request of the assigning Lender, duly execute and deliver to the assigning Lender a promissory note or notes evidencing the Loans made to the Borrower by the assigning Lender hereunder.

         SECTION 8.05. Expenses; Indemnity.

         (a) The Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with entering into this Agreement or in connection with any amendments, modifications or waivers of the provisions hereof (but only if such amendments, modifications or waivers are requested by the Borrower) (whether or not the transactions hereby contemplated are consummated), or incurred by the Administrative Agent or any Lender in connection with the enforcement of their rights in connection with this Agreement or in connection with the Loans made hereunder, including the reasonable fees and disbursements of counsel for the Administrative Agent or, in the case of enforcement following an Event of Default, the Lenders.

         (b) THE BORROWER AGREES TO INDEMNIFY EACH LENDER AGAINST ANY LOSS, CALCULATED IN ACCORDANCE WITH THE NEXT SENTENCE, OR REASONABLE EXPENSE WHICH SUCH LENDER MAY SUSTAIN OR INCUR AS A CONSEQUENCE OF (A) ANY FAILURE BY THE BORROWER TO BORROW OR TO CONVERT OR CONTINUE ANY LOAN HEREUNDER (INCLUDING AS A RESULT OF THE BORROWER'S FAILURE TO FULFILL ANY OF THE APPLICABLE CONDITIONS SET FORTH IN ARTICLE IV) AFTER IRREVOCABLE NOTICE OF SUCH BORROWING, CONVERSION OR CONTINUATION HAS BEEN GIVEN PURSUANT TO SECTION 2.03 OR 2.04, (B) ANY PAYMENT, PREPAYMENT OR CONVERSION, OR ASSIGNMENT OF A EURODOLLAR LOAN OR OFFERED RATE LOAN OF THE BORROWER REQUIRED BY ANY OTHER PROVISION OF THIS AGREEMENT OR OTHERWISE MADE OR DEEMED MADE ON A DATE OTHER THAN THE LAST DAY OF THE INTEREST PERIOD, IF ANY, APPLICABLE THERETO, (C) ANY DEFAULT IN PAYMENT OR PREPAYMENT OF THE


REVOLVING CREDIT FACILITY AGREEMENT - Page 54

PRINCIPAL AMOUNT OF ANY LOAN OR ANY PART THEREOF OR INTEREST ACCRUED THEREON, AS AND WHEN DUE AND PAYABLE (AT THE DUE DATE THEREOF, WHETHER BY SCHEDULED MATURITY, ACCELERATION, IRREVOCABLE NOTICE OF PREPAYMENT OR OTHERWISE) OR (D) THE OCCURRENCE OF ANY EVENT OF DEFAULT, INCLUDING, IN EACH SUCH CASE, ANY LOSS OR REASONABLE EXPENSE SUSTAINED OR INCURRED OR TO BE SUSTAINED OR INCURRED BY SUCH LENDER IN LIQUIDATING OR EMPLOYING DEPOSITS FROM THIRD PARTIES, OR WITH RESPECT TO COMMITMENTS MADE OR OBLIGATIONS UNDERTAKEN WITH THIRD PARTIES, TO EFFECT OR MAINTAIN ANY LOAN HEREUNDER OR ANY PART THEREOF AS A EURODOLLAR LOAN OR AN OFFERED RATE LOAN. SUCH LOSS SHALL INCLUDE AN AMOUNT EQUAL TO THE EXCESS, IF ANY, AS REASONABLY DETERMINED BY SUCH LENDER, OF (I) ITS COST OF OBTAINING THE FUNDS FOR THE LOAN BEING PAID, PREPAID, CONVERTED OR NOT BORROWED (ASSUMED TO BE THE LIBO RATE OR, IN THE CASE OF AN OFFERED RATE LOAN, THE FIXED RATE OF INTEREST APPLICABLE THERETO) FOR THE PERIOD FROM THE DATE OF SUCH PAYMENT, PREPAYMENT OR FAILURE TO BORROW TO THE LAST DAY OF THE INTEREST PERIOD FOR SUCH LOAN (OR, IN THE CASE OF A FAILURE TO BORROW THE INTEREST PERIOD FOR SUCH LOAN WHICH WOULD HAVE COMMENCED ON THE DATE OF SUCH FAILURE) OVER (II) THE AMOUNT OF INTEREST (AS REASONABLY DETERMINED BY SUCH LENDER) THAT WOULD BE REALIZED BY SUCH LENDER IN REEMPLOYING THE FUNDS SO PAID, PREPAID OR NOT BORROWED FOR SUCH PERIOD OR INTEREST PERIOD, AS THE CASE MAY BE.

         (c) THE BORROWER AGREES TO INDEMNIFY THE AGENTS, EACH LENDER, EACH OF THEIR AFFILIATES AND THE DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS OF, THE FOREGOING (EACH SUCH PERSON BEING CALLED AN "INDEMNITEE") AGAINST, AND TO HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES, INCLUDING REASONABLE COUNSEL FEES AND EXPENSES, INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF (I) THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, (II) THE USE OF THE PROCEEDS OF THE LOANS OR (III) ANY CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER OR NOT ANY INDEMNITEE IS A PARTY THERETO (INCLUDING, WITHOUT LIMITATION, ANY LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES ARISING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF THE INDEMNITEE); PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES (I) ARE DETERMINED TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE OR (II) RESULT FROM ANY LITIGATION BROUGHT BY SUCH INDEMNITEE AGAINST THE BORROWER OR BY THE BORROWER AGAINST SUCH INDEMNITEE, IN WHICH THE BORROWER IS THE PREVAILING PARTY.


REVOLVING CREDIT FACILITY AGREEMENT - Page 55

         (d) The provisions of this Section shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any investigation made by or on behalf of any Agent or any Lender. All amounts due under this Section shall be payable on written demand therefor.

         SECTION 8.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

         SECTION 8.07. Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS.

         SECTION 8.08. Waivers; Amendment.

         (a) No failure or delay of Borrower, any Agent or any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or consent to any departure therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower or any Subsidiary in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

         (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan, without the prior written consent of each Lender affected thereby, (ii) increase any Commitment or decrease the Facility Fee of any Lender without the prior written consent of such Lender, or (iii) amend or modify the provisions of Section 2.14 or Section 8.04(h), the provisions of this Section or the definition of the "Required Lenders", without the prior written consent of each Lender; provided further, however, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent. Each Lender shall


REVOLVING CREDIT FACILITY AGREEMENT - Page 56 be bound by any waiver, amendment or modification authorized by this Section and any consent by any Lender pursuant to this Section shall bind any assignee of its rights and interests hereunder. A Lender that has made an Offered Rate Loan to Borrower may without the consent of the other Lenders amend or otherwise modify the payment terms and interest rate provisions of its Offered Rate Loans without the consent of any other Lender or Agent.

         SECTION 8.09. Entire Agreement. THIS AGREEMENT (INCLUDING THE SCHEDULES AND EXHIBITS HERETO) AND THE FEE LETTERS CONSTITUTE A "LOAN AGREEMENT" AS DEFINED IN SECTION 26.03(A) OF THE TEXAS BUSINESS AND COMMERCE CODE, AND REPRESENT THE ENTIRE CONTRACT AMONG THE PARTIES RELATIVE TO THE SUBJECT MATTER HEREOF AND THEREOF. ANY PREVIOUS AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF IS SUPERSEDED BY THIS AGREEMENT AND THE FEE LETTERS. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. NOTHING IN THIS AGREEMENT, EXPRESSED OR IMPLIED, IS INTENDED TO CONFER UPON ANY PARTY OTHER THAN THE PARTIES HERETO ANY RIGHTS, REMEDIES, OBLIGATIONS OR LIABILITIES UNDER OR BY REASON OF THIS AGREEMENT.

         SECTION 8.10. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 8.11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 8.03.

         SECTION 8.12. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

         SECTION 8.13. Interest Rate Limitation.

         (a) Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges which are treated as interest under applicable law (collectively the "Charges"), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender, shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable on the Loans of such Lender, together with all Charges payable to such Lender, shall be limited to the Maximum Rate.


REVOLVING CREDIT FACILITY AGREEMENT - Page 57

         (b) If the amount of interest, together with all Charges, payable for the account of any Lender in respect of any interest computation period is reduced pursuant to paragraph (a) of this Section and the amount of interest, together with all Charges, payable for such Lender's account in respect of any subsequent interest computation period, computed pursuant to Section 2.07, would be less than the Maximum Rate, then the amount of interest, together with all Charges, payable for such Lender's account in respect of such subsequent interest computation period shall, to the extent permitted by applicable law, be automatically increased to such Maximum Rate; provided that at no time shall the aggregate amount by which interest paid for the account of any Lender has been increased pursuant to this paragraph (b) exceed the aggregate amount by which interest, together with all Charges, paid for its account has theretofore been reduced pursuant to paragraph (a) of this Section.

         (c) No provision of this Agreement shall require the payment or the collection of interest in excess of the maximum amount permitted by applicable law. If any excess of interest in such respect is hereby provided for, or shall be adjudicated to be so provided, in this Agreement or otherwise in connection with this loan transaction, the provisions of this Section shall govern and prevail and neither the Borrower nor the sureties, guarantors, successors, or assigns of the Borrower shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance, or detention of sums loaned pursuant hereto. In the event any Lender ever receives, collects, or applies as interest any such sum, such amount which would be in excess of the maximum amount permitted by applicable law shall be applied as a payment and reduction of the principal of the Loans; and, if the principal of the Loans has been paid in full, any remaining excess shall forthwith be paid to the Borrower. In determining whether or not the interest paid or payable exceeds the Maximum Rate, the Borrower and each Lender shall, to the extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the Loans so that interest for the entire term does not exceed the Maximum Rate.

         SECTION 8.14. Confidentiality. For the purposes of this Section 8.14, "Confidential Information" means information delivered to an Agent or a Lender by or on behalf of the Borrower or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by an Agent or a Lender as being confidential information of the Borrower or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to an Agent or a Lender prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by an Agent or a Lender or any Person acting on their behalf, (c) otherwise becomes known to an Agent or a Lender other than through disclosure by the Borrower or any Subsidiary or (d) constitutes financial statements delivered to you under Section 5.20 that are otherwise publicly available. Each Agent and each Lender agree that they will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by them in good faith to protect confidential information of third parties delivered to them, provided that an Agent or a Lender may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents,


REVOLVING CREDIT FACILITY AGREEMENT - Page 58 attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of this Agreement), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 8.14,
(iii) any other Agent or Lender, (iv) any Transferee (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 8.14), (v) any Person from which it offers to purchase any security of the Borrower or a Subsidiary (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 8.14), (vi) any federal or state regulatory authority having jurisdiction over it, (vii) any nationally recognized rating agency that requires access to information about its investment portfolio, or
(viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to it, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which it is a party or (z) if an Event of Default has occurred and is continuing, to the extent an Agent or a Lender may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under this Agreement.

         SECTION 8.15. Non-Application of Chapter 346 of the Texas Finance Code. The provisions of Chapter 346 of the Texas Finance Code are specifically declared by the parties hereto not to be applicable to this Agreement or to the transactions contemplated hereby.


REVOLVING CREDIT FACILITY AGREEMENT - Page 59

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                  LENNOX INTERNATIONAL INC.,
                                  as Borrower


                                  By: /s/ CLYDE WYANT
                                     --------------------------------------
                                           Clyde Wyant
                                           Executive Vice President,
                                  Chief Financial Officer and Treasurer


                                  CHASE BANK TEXAS,
                                  NATIONAL ASSOCIATION,
                                  individually and as Administrative Agent


                                  By: /s/ MAE KANTIPONG
                                     --------------------------------------
                                           Mae Kantipong
                                           Vice President


                                  WACHOVIA BANK, N.A.,
                                  individually and as Documentation Agent


                                  By: /s/ PAIGE D. MESAROS
                                     --------------------------------------
                                  Name: Paige D. Mesaros
                                  Title: Vice President


                                  THE NORTHERN TRUST COMPANY


                                  By: /s/ JOHN E. BURDA
                                     --------------------------------------
                                  Name: John E. Burda
                                  Title: Second Vice President


REVOLVING CREDIT FACILITY AGREEMENT - Page 60

                                             KEYBANK NATIONAL ASSOCIATION


                                             By: /s/ FRANK E.JANCAR
                                                ---------------------------
                                             Name: Frank E. Jancar
                                                  -------------------------
                                             Title: Vice President
                                                   ------------------------

REVOLVING CREDIT FACILITY AGREEMENT - Page 61

                             EXHIBITS AND SCHEDULES
                             ----------------------
         Exhibit A-1       Form of Offered Rate Loan Confirmation
         Exhibit A-2       Form of Standby Borrowing Request
         Exhibit B         Administrative Questionnaire
         Exhibit C         Form of Assignment and Acceptance
         Exhibit D         Matters to be addressed by Opinion of Counsel
         Exhibit E         Joinder Agreement

         Schedule 2.01     Commitments
         Schedule 3.05     Subsidiaries
         Schedule 3.06     Financial Statements
         Schedule 3.13     Indebtedness

                                                                     EXHIBIT A-1



                     FORM OF OFFERED RATE LOAN CONFIRMATION



------------------------------------

------------------------------------

Attention:
           -------------------------
Telecopy:
          --------------------------


Ladies and Gentlemen:

         The undersigned, Lennox International Inc. (the "Borrower"), refers to the Revolving Credit Facility Agreement dated as of July 13, 1998 (as it may hereafter be amended, modified, extended or restated from time to time, the "Agreement"), among the Borrower, the Lenders named therein, Chase Bank of Texas, National Association, as Administrative Agent, and Wachovia Bank, N.A., as Documentation Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement. The Borrower hereby confirms with you pursuant to Section 2.03 of the Agreement the terms of an Offered Rate Loan under the Agreement, as set forth below:

(A)      Date of Offered Rate Loan (which is a Business Day)
                                                             ------------------
(B)      Principal amount of Offered Rate Loan
                                                             ------------------
(C)      Interest rate                                                         %
                                                             ------------------
(D)      Interest Period and the last day thereof(1)
                                                             ------------------

         Please execute this confirmation in the space indicated below to confirm your agreement to the foregoing terms of the Offered Rate Loan to be made by you on the date set forth above.

         To induce you to make the Offered Rate Loan described herein, the Borrower represents and warrants that the conditions to lending specified in
Section 4.01(b) and (c) of the Agreement have been satisfied as of the date of the proposed Offered Rate Loan described above.

---------------------------
     (1)Payments must be received by____p.m. on a Business Day or will be deemed received on the next Business Day.


EXHIBIT A - FORM OF OFFERED RATE BORROWING CONFIRMATION - 1 OF 2

                                            Very truly yours,

                                            LENNOX INTERNATIONAL INC.


                                            By:
                                               -------------------------------
                                               Name:
                                                    --------------------------
                                               Title:
                                                     -------------------------
                                                     [Senior Financial Officer]


ACCEPTED AND AGREED TO AS OF
THE DATE OF THE PROPOSED OFFERED
RATE LOAN:

----------------------------------


By:
   ---------------------------------
   Name:
        ----------------------------
   Title:
         ---------------------------

                                                                     EXHIBIT A-2
                       FORM OF STANDBY BORROWING REQUEST


Chase Bank of Texas, National Association,                                [Date]
as Administrative Agent for the Lenders referred to below
2200 Ross Avenue, 3rd floor
Dallas, TX 77002

Attention:  Mae Kantipong
Telecopy:  214-965-2044

and

Chase Bank of Texas, National Association
Loan Syndications Services
712 Main Street, 8 TCB-N 96
Houston, Texas  77002

Telecopy:  713-216-2093

Ladies and Gentlemen:

         The undersigned, Lennox International Inc. (the "Borrower"), refers to the Revolving Credit Facility Agreement dated as of July 13, 1998 (as it may hereafter be amended, modified, extended or restated from time to time, the "Agreement"), among the Borrower, the Lenders named therein, Chase Bank of Texas, National Association, as Administrative Agent, and Wachovia Bank, N.A., as Documentation Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement. The Borrower hereby gives you notice pursuant to Section 2.04 of the Agreement that it requests a Standby Borrowing under the Agreement, and in that connection sets forth on Schedule A hereto a listing of all outstanding Offered Rate Loans and the Lenders to whom such Loans are payable and sets forth below the terms on which such Standby Borrowing is requested to be made:

(A)      Date of Standby Borrowing (which is a Business Day)
                                                                --------------
(B)      Principal amount of Standby Borrowing(1)
                                                                --------------
(C)      Interest rate basis(2)
                                                                --------------

------------------------------

         (1)Not less than $3,000,000 (and in integral multiples of $1,000,000) or greater than the Total Commitment then available.

         (2)Eurodollar Loan or ABR Loan.

EXHIBIT A-2 - FORM OF STANDBY BORROWING REQUEST - Page 1 of 2

(D)      Interest Period and the last day thereof (3)

         Upon acceptance of any or all of the Loans made by the Lenders in response to this request, the Borrower shall be deemed to have represented and warranted that the conditions to lending specified in Section 4.01(b) and (c) of the Agreement have been satisfied.

                                            Very truly yours,

                                            LENNOX INTERNATIONAL INC.


                                            By:
                                               --------------------------------
                                               Name:
                                                    ---------------------------
                                               Title:
                                                     --------------------------
                                                     [Senior Financial Officer]







---------------------------

          (3) Which shall be subject or the definition of "Interest Period" and end not later than the Maturity Date.

EXHIBIT A-2 - FORM OF STANDBY BORROWING REQUEST - Page 2 of 2

                                                                       EXHIBIT B

                          ADMINISTRATIVE QUESTIONNAIRE
                            LENNOX INTERNATIONAL INC.

                          PLEASE FORWARD THIS COMPLETED
                          FORM AS SOON AS POSSIBLE TO:

                        Gina Hardwick FAX (713) 216-2291

PLEASE TYPE ALL INFORMATION.


--------------------------------------------------------------------------------
Agent:                                 Chase Bank of Texas, National Association
                                       712 Main Street 8 TCB-N 96
                                       Houston, Texas  77002
--------------------------------------------------------------------------------
Telex:

--------------------------------------------------------------------------------
Syndications Telecopier:

--------------------------------------------------------------------------------
Syndications Contacts:                                            (713)
                                       ----------------------           --------
                                       Ann Krevis Baumgartner     (713) 216-7582
                                       Gina Hardwick              (713) 216-2093

--------------------------------------------------------------------------------
Operations:                            Gale Manning      (713) 750-2784

--------------------------------------------------------------------------------
Letters of Credit:                     Gale Manning      (713) 750-2784

--------------------------------------------------------------------------------
Full Legal Name of your Institution:

--------------------------------------------------------------------------------
Hard-copy documents, notices and periodic financial statements of the Borrower should be sent to the following account officer designated by your bank:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Officer's Name:

--------------------------------------------------------------------------------
Title:

--------------------------------------------------------------------------------
Street Address (No P.O. Boxes
please):
--------------------------------------------------------------------------------
City, State, Zip:

--------------------------------------------------------------------------------
Phone #:

--------------------------------------------------------------------------------
Telefax #:

--------------------------------------------------------------------------------

                           PRIMARY CONTACT INFORMATION



              EXHIBIT B ADMINISTRATIVE QUESTIONNAIRE - Page 1 of 3

We will send all telecopies regarding time-critical information (drawdowns, option changes, payments, etc.) to the Primary or Alternate Contact at the banking location you designate.

1. Your bank's primary contact for telefaxes concerning borrowings, options on interest rates, etc.:

--------------------------------------------------------------------------------
                                        Primary Telex                 Alternate
Primary Name/   Department   Primary     Telex No. &    Alternate    Telex No. &
   Phone No.                Telefax No.  Answerback     Telefax No.  Answerback
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                                        Primary Telex                 Alternate
Primary Name/   Department   Primary     Telex No. &    Alternate    Telex No. &
   Phone No.                Telefax No.  Answerback     Telefax No.  Answerback
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

If at any time any of the above information changes, please advise.

Publicity:        Under what name would you prefer your Institution to appear in any further advertisements?
                  --------------------------------------------------------------




EXHIBIT B - ADMINISTRATIVE QUESTIONNAIRE - Page 2 of 3

--------------------------------------------------------------------------------
Movement of Funds:              TO US:   Wire Fed Funds to:
--------------------------------------------------------------------------------

                                Chase Bank of Texas, National Association
                                ABA #113000609

                                for account number #
                                                    ---------------
                                Attention:  Loan syndication Svcs./ Gale Manning
                                Reference:
--------------------------------------------------------------------------------
                                TO YOU:  Wire Fed Funds to:
--------------------------------------------------------------------------------
                                NAME:
                                ABA #
                                For Credit To:
                                Attention:
                                Reference:
--------------------------------------------------------------------------------
Other:
--------------------------------------------------------------------------------
If buyer is purchasing Letter of Credit facility as part of this participation/
syndication, please provide the information below:
--------------------------------------------------------------------------------
L/C contact name:
--------------------------------------------------------------------------------
Street Address:
--------------------------------------------------------------------------------
City, State, Zip:
--------------------------------------------------------------------------------
Phone #:
--------------------------------------------------------------------------------
Telefax #:
--------------------------------------------------------------------------------
                                             Wire Fed Funds to:
--------------------------------------------------------------------------------
                                NAME:
                                ABA #
                                For Credit To:
                                Attention:
                                Reference:
--------------------------------------------------------------------------------



EXHIBIT B - ADMINISTRATIVE QUESTIONNAIRE - Page 3 of 3

                                                                       EXHIBIT C

                            ASSIGNMENT AND ACCEPTANCE

                           Dated: ______________, 19__

         Reference is made to the Revolving Credit Facility Agreement dated as of July 13, 1998 (as amended, modified, extended or restated from time to time, the "Agreement"), among Lennox International Inc. (the "Borrower"), the lenders listed in Schedule 2.01 thereto (the "Lenders"), Wachovia Bank, N.A., as Documentation Agent and Chase Bank of Texas, National Association, as Administrative Agent for the Lenders. Terms defined in the Agreement are used herein with the same meanings.

         1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the [Effective Date of Assignment set forth below], the interests set forth below (the "Assigned Interest") in the Assignor's rights and obligations under the Agreement, including, without limitation, the interests set forth below in the Commitment of the Assignor on the [Effective Date of Assignment] and the Offered Rate Loans and Standby Loans owing to the Assignor which are outstanding on the [Effective Date of Assignment], together with unpaid interest accrued on the assigned Loans to the [Effective Date of Assignment] and the amount, if any, set forth below of the Fees accrued to the [Effective Date of Assignment] for the account of the Assignor. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section
8.04 of the Agreement, a copy of which has been received by each such party. From and after the [Effective Date of Assignment], (i) the Assignee shall be a party to and be bound by the provisions of the Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Agreement. After giving effect to this Assignment and Acceptance, Assignor=s Commitment shall be $_____________.

         2. This Assignment and Acceptance is being delivered to the Agent together with (i) if the Assignee is organized under the laws of a jurisdiction outside the United States, the forms specified in Section 2.16(g) of the Agreement, duly completed and executed by such Assignee, (ii) if the Assignee is not already a Lender under the Agreement, an Administrative Questionnaire in the form of Exhibit B to the Agreement and (iii) a processing and recordation fee of $3,000.

         3. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of Texas.

Date of Assignment:
                   -------------------------------------------------------------
Legal Name of Assignor:
                       ---------------------------------------------------------



EXHIBIT C - ASSIGNMENT AND ACCEPTANCE - Page 1 of 2

Legal Name of Assignee:
                       ---------------------------------------------------------
Assignee's Address for Notices:
                               -------------------------------------------------

Effective Date of Assignment (may not be fewer than 5 Business Days after the Date of Assignment unless otherwise agreed by the Agent):
                                      ------------------------------------------




                             Percentage Assigned of
                               Facility/Commitment
                             (set forth, to at least
                                8 decimals, as a
                           percentage of the Facility
                                and the aggregate
                               Commitments of all
    Facility            Principal Amount Assigned          Lender thereunder)
-----------------      ---------------------------   ---------------------------

Commitment Assigned:       $_______________                 _______________%

Standby Loans:             $_______________                 _______________%

Offered Rate Loans:        $_______________                 _______________%

Fees Assigned (if any):    $_______________                 _______________%


The terms set forth herein are hereby agreed to: Accepted:

                               , as
------------------------------
Assignor,                                        LENNOX INTERNATIONAL INC.

By:
   -------------------------------
                                                 By:
                                                    ----------------------------
   Name:
        --------------------------
                                                    Name:
   Title:                                                -----------------------
         -------------------------
                                                    Title:
                                                          ----------------------

                              , as               CHASE BANK OF TEXAS,
------------------------------                   NATIONAL ASSOCIATION,
Assignee,                                        as Administrative Agent

By:
   -------------------------------
                                                 By:
                                                    ----------------------------
   Name:
        --------------------------
                                                    Name:
   Title:                                                -----------------------
         -------------------------
                                                    Title:
                                                          ----------------------


EXHIBIT C - ASSIGNMENT AND ACCEPTANCE - Page 2 of 2

                                                                       EXHIBIT D

                            Matters To Be Covered In

                         Opinion of Counsel to Borrower

         1. Each of the Borrower and Lennox Industries Inc., Heatcraft Inc. and Armstrong Air Conditioning Inc. being duly incorporated, validly existing and in good standing and the Borrower having requisite corporate power and authority to execute, deliver and perform the Agreement.

         2. Each of the Borrower and Lennox Industries Inc., Heatcraft Inc. and Armstrong Air Conditioning Inc. being duly qualified and in good standing as a foreign corporation in appropriate jurisdictions.

         3. Due authorization and execution of the Agreement and the Agreement being legal, valid, binding and enforceable.

         4. No conflicts with charter documents, laws or other agreements.

         5. All consents required to execute, deliver or perform the Agreement having been obtained.

         6. No litigation questioning validity of the Agreement or as to which there is otherwise the reasonable likelihood of a Material Adverse Effect.

         7. No violation of Regulations T, U or X of the Federal Reserve Board.

         8. borrower not an "investment company", or a company "controlled" by an "investment company", under the Investment Company Act of 1940, as amended.




EXHIBIT D - FORM OF OPINION OF COUNSEL TO THE BORROWER - Solo Page

                                                                       EXHIBIT E

                                Joinder Agreement


                                [attached hereto]






EXHIBIT E - JOINDER AGREEMENT - Cover Page

                                                                   SCHEDULE 2.01



Lender                                             Commitment
------                                             ----------

a.    Chase Bank of Texas,                         $35,000,000
      National Association

b.    Wachovia Bank, N.A.                          $35,000,000

c.    The Northern Trust Company                   $25,000,000

d.    Key Corp.                                    $25,000,000


------------------------------------------------------------------------------
TOTAL                                              $120,000,000

   Note: This Schedule 2.01 is subject to change, as provided in Section 2.01.




SCHEDULE 2.01 - Solo Page

                                                                   SCHEDULE 3.05

                     Lennox International Inc. Subsidiaries
                               as of June 30, 1998

                                                                                                                      Location of
Name                                                Ownership    Jurisdiction of Inc.   Restricted/Unrestricted    Operating Assets
-----------------------------------------------------------------------------------------------------------------------------------

(1)   Lennox Industries Inc.                          100%              Iowa                  Restricted            United States
            SEE ATTACHED CHART

(2)   Heatcraft Inc.                                  100%           Mississippi              Restricted            United States

      (a) Frigus-Bohn S.A. de C.V.                    50%              Mexico                Unrestricted               Mexico

(3)   Heatcraft Technologies Inc.                     100%             Delaware               Restricted            United States

(4)   Armstrong Air Conditioning Inc.                 100%              Ohio                  Restricted            United States

      (a) JOA Industries, Inc.                        100%            Nebraska                Restricted            United States

          (i)  Albert O. Jensen Wholesale             100%            Nebraska                Restricted            United States
               Furnace & Supply Co.,
               d/b/a Jensen-Klich Supply Co.

(5)   Lennox Foreign Sales Corp.                      100%      U.S. Virgin Islands          Unrestricted                N/A

(6)   Lennox Commercial Realty Inc.                   100%              Iowa                  Restricted            United States

(7)   Lennox Global Ltd.                              100%            Delaware               Unrestricted           United States
            SEE ATTACHED CHART
------------------------------------------------------------------------------------------------------------------------------------




SCHEDULE 3.05 - Subsidiaries - Page 1 of 5

                     Lennox International Inc. Subsidiaries
                               as of June 30, 1998


                                                                                                                      Location of
Name                                                Ownership    Jurisdiction of Inc.   Restricted/Unrestricted    Operating Assets
-----------------------------------------------------------------------------------------------------------------------------------
Lennox Industries, Inc.

(a)   Products Acceptance Corporation                 100%              Iowa                  Restricted                  N/A

(b)   Lennox Industries (Canada) Ltd.                 100%             Canada                Unrestricted                Canada

(c)   Lennox Industries SW Inc.                       100%              Iowa                  Restricted                  N/A

(d)   Lennox Manufacturing Inc.                       100%             Delaware               Restricted             United States

(e)   Hearth Products Inc.                            100%             Delaware               Restricted             United States

      (i)   SFC Holdings Inc.                         100%             Delaware               Restricted             United States



SCHEDULE 3.05 - Subsidiaries - Page 2 of 5

                     Lennox International Inc. Subsidiaries
                               as of June 30, 1998



Name                                           Ownership         Jurisdiction of Inc.   Restricted/Unrestricted      Location of
                                                                                                                     Substantial
                                                                                                                   Operating Assets
-----------------------------------------------------------------------------------------------------------------------------------

Lennox Global Ltd.

(a)   UK Industries Inc.                         100%                Delaware                 Unrestricted                N/A

(b)   UK Global Ltd.                             100%                Delaware                 Unrestricted                N/A

(c)   Lennox Australia Pty. Ltd.                 100%               Australia                 Unrestricted             Australia

(d)   LGL Asia-Pacific Pte. Ltd.                 100%            Rep. of Singapore            Unrestricted             Singapore

(e)   LGL (Australia) Pty. Ltd.                  100%               Australia                 Unrestricted             Australia

(f)   LGL de Mexico, S.A. de C.V.                 99%                 Mexico                  Unrestricted               Mexico

(g)   Ets. Brancher S.A.                          70%                 France                  Unrestricted               France

      (1)   SEE ATTACHED CHART

(h)   Fairco S.A.                                 50%               Argentina                 Unrestricted             Argentina



SCHEDULE 3.05 - Subsidiaries - Page 3 of 5

                     Lennox International Inc. Subsidiaries
                               as of June 30, 1998



Name                                          Ownership         Jurisdiction of Inc.   Restricted/Unrestricted       Location of
                                                                                                                   Operating Assets
-----------------------------------------------------------------------------------------------------------------------------------
Ets. Brancher S.A.

(a)   HCF-Lennox Limited                          99%              United Kingdom            Unrestricted           United Kingdom

      (1)   Lennox Industries                    100%              United Kingdom            Unrestricted           United Kingdom

            (A)  Environheat Limited             100%              United Kingdom            Unrestricted                N/A

(b)   HCF Lennox S.A.                            100%                  France                Unrestricted               France

      (1)   SEE ATTACHED CHART

(c)   Frinotech S.A.                            99.68%                 France                Unrestricted                N/A

(d)   Friga-Bohn S.A.                            100%                  France                Unrestricted               France

      (1)   Friga-Bohn Warmeauslauscher GmbH     100%                  Germany               Unrestricted              Germany

      (2)   ERSA                                79.5%                   Spain                Unrestricted               Spain

      (3)   West                                  80%                   Italy                Unrestricted               Italy

      (4)   Friga-Coil                            50%              Czech Republic            Unrestricted           Czech Republic

      (5)   Herac Ltd.                           100%              United Kingdom            Unrestricted                N/A

(e)   SCI Geraval                               99.83%                  France               Unrestricted               France

(f)   SCI Groupe Brancher                         76%                   France               Unrestricted               France



SCHEDULE 3.05 - Subsidiaries - Page 4 of 5

                     Lennox International Inc. Subsidiaries
                               as of June 30, 1998



Name                                                Ownership     Jurisdiction of Inc.   Restricted/Unrestricted      Location of
                                                                                                                   Operating Assets
-----------------------------------------------------------------------------------------------------------------------------------
HCF Lennox S.A.

(a)   Refac B.V.                                        100%           Netherlands             Unrestricted            Netherlands

      (1)   Refac NV                                    100%             Belgium               Unrestricted              Belgium

      (2)   Refac Nord GmbH                             100%             Germany               Unrestricted                N/A

            (A)  Refac West GmbH                        100%             Germany               Unrestricted                N/A

      (3)   Refac Kalte-Klima Technik Vertriebs GmbH    50%              Germany               Unrestricted                N/A

      (4)   Refac UK Ltd.                               100%         United Kingdom            Unrestricted          United Kingdom

(b)   Hyfra GmbH                                        100%             Germany               Unrestricted              Germany

(c)   Lennox-Refac S.A.                                 100%              Spain                Unrestricted               Spain

      (1)   Redi Andalucia S.A.                         70%               Spain                Unrestricted                N/A

      (2)   Lennox Refac                                100%            Portugal               Unrestricted                N/A

      (3)   Deutsche Bronswerk GmbH                     100%             Germany               Unrestricted              Germany

      (4)   Bronswerk Refac GmbH                        100%             Germany               Unrestricted              Germany





SCHEDULE 3.05 - Subsidiaries - Page 5 of 5

                                                                   SCHEDULE 3.06


                              FINANCIAL STATEMENTS


         1. Consolidated and consolidating financial statements for the Borrower and its Subsidiaries for the fiscal years ended December 31, 1992 through December 31, 1997.

         2. Quarterly consolidated and consolidating financial statements for the Borrower and its Subsidiaries for the periods ended March 31, June 30, and September 30 for 1992-97 and for the period ended March 31, 1998.






SCHEDULE 3.06 - FINANCIAL STATEMENTS - Solo Page

                                                                   SCHEDULE 3.13


                            LENNOX INTERNATIONAL INC.
                           AND RESTRICTED SUBSIDIARIES
                               INDEBTEDNESS AS OF
                         JULY 2, 1998 (EXCEPT AS NOTED)



A.       LENNOX INTERNATIONAL INC.
         -------------------------

         (1) Agreement of Assumption and Restatement dated as of December 1,
         1991 between Lennox International Inc. and the Noteholders identified at the end thereof, pursuant to which Lennox International Inc.
         delivered its:

         9.53% Series F Promissory Notes due 2001                                             $21,000,000

         9.69% Series H Promissory Notes due 2003                                              29,500,000

         (2) Note Purchase Agreement dated as of December 1, 1993 among Lennox
         International Inc. and the Noteholders identified at the end thereof, pursuant to which Lennox International Inc. delivered its 6.73% Senior
         Promissory Notes due 2008                                                            100,000,000

         (3) Note Purchase Agreement dated as of July 6, 1995 between Lennox
         International Inc. and Teachers Insurance and Annuity Association of
         America, pursuant to which Lennox
         International Inc. delivered its 7.06% Senior Promissory Notes                        20,000,000
         due 2005

         (4) Guaranty dated September 19, 1995 from Lennox International Inc. to
         First Bank of Natchitoches & Trust Company and Regions Bank of
         Louisiana guaranteeing 50% of debt of Alliance Compressors to such
         Banks under a Promissory Note dated
         September 19, 1995                                                                    1,303,166*

         (5) Guaranty of 50% of amounts due from Alliance Compressors under a
         Master Equipment Lease Agreement dated March
         28, 1995 with NationsBanc Leasing Corporation                                           463,598*

         (6) Letter of Credit guaranteeing debt of Refac B.V. to Stork N.V. in connection with purchase of stock of Refac B.V.
         from Stork N.V.                                                                        1,537,427

         (7) Guaranty of 50% of Frigus-Bohn S.A. de C.V. Line of Credit from
         Bank One, Texas, N.A., in the maximum amount of
         $1,500,000                                                                               750,000



SCHEDULE 5.15 - LENNOX INTERNATIONAL INC. AND RESTRICTED SUBSIDIARIES -

         (8) Letter of Credit guaranteeing debt of Lennox Australia Pty Ltd.
         to Alcair Industries Pty Ltd. in connection with purchase of assets of
         Alcair Industries Pty Ltd.                                                               992,002

         (9) Note Purchase Agreement dated as of April 3, 1998, between Lennox
         International Inc. and the Noteholders identified therein, pursuant to which Lennox International Inc. delivered its:

                  6.56% Senior Notes due April 3, 2005                                         25,000,000
                  6.75% Senior Notes due April 3, 2008                                         50,000,000

B.       LENNOX INDUSTRIES INC.

         Promissory Note dated December 22, 1992 issued to Texas Housing
         Opportunity Fund, Ltd.                                                                   109,358

C.       LENNOX COMMERCIAL REALTY INC.

         11.1% Mortgage Note Agreement with Texas Commerce Bank, N.A. due
         January 1, 2000, secured by mortgage on headquarters building and an assignment of the Lease between Lennox Commercial Realty
         Inc. and Lennox Industries Inc.                                                        7,546,885

TOTAL OUTSTANDING INDEBTEDNESS OF LENNOX
INTERNATIONAL INC. AND RESTRICTED SUBSIDIARIES                                               $258,202,436

     *50% as of September  30, 1997




SCHEDULE 5.15 - LENNOX INTERNATIONAL INC. AND RESTRICTED SUBSIDIARIES - Page 2 of 2